Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT





                                     BETWEEN



                  ST. MARY LAND & EXPLORATION COMPANY, ET AL.,



                                    AS SELLER



                                       AND



                             ABRAXAS OPERATING, LLC



                                    AS BUYER





                            Dated: December 11, 2007


                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE 1            ASSETS.......................................................................................1

         Section 1.01       Agreement to Sell and Purchase........................................................1
         Section 1.02       Assets................................................................................1
         Section 1.03       Excluded Assets.......................................................................3

ARTICLE 2            PURCHASE PRICE...............................................................................5

         Section 2.01       Purchase Price........................................................................5
         Section 2.02       Deposit...............................................................................5
         Section 2.03       Allocated Values......................................................................6
         Section 2.04       Section 1031 Like-Kind Exchange.......................................................6

ARTICLE 3            EFFECTIVE TIME...............................................................................7

         Section 3.01       Ownership of Assets...................................................................7
         Section 3.02       Production Imbalances.................................................................7

ARTICLE 4            TITLE AND ENVIRONMENTAL MATTERS..............................................................7

         Section 4.01       Examination Period....................................................................7
         Section 4.02       Title Defects.........................................................................8
         Section 4.03       Notice of Title Defects...............................................................8
         Section 4.04       Remedies for Title Defects...........................................................11
         Section 4.05       Special Warranty of Title............................................................11
         Section 4.06       Preferential Rights to Purchase......................................................14
         Section 4.07       Consents to Assignment...............................................................14
         Section 4.08       Remedies for Title Benefits..........................................................15
         Section 4.09       Environmental Review.................................................................16
         Section 4.10       Definitions Used in Article 4 and in this Agreement..................................17
         Section 4.11       Notice of Environmental Defects......................................................18
         Section 4.12       Remedies for Environmental Defects...................................................19
         Section 4.13       Independent Experts..................................................................20
         Section 4.14       Limitation of Remedies For Title Benefits, Title Defects and Environmental Defects...21
         Section 4.15       DISCLAIMER AND WAIVER................................................................22

ARTICLE 5            REPRESENTATIONS AND WARRANTIES OF SELLER....................................................22

         Section 5.01       Existence............................................................................22
         Section 5.02       Legal Power..........................................................................22
         Section 5.03       Execution............................................................................23
         Section 5.04       Brokers..............................................................................23
         Section 5.05       Bankruptcy...........................................................................23
         Section 5.06       Suits and Claims.....................................................................23
         Section 5.07       Taxes................................................................................23

                                        i

         Section 5.08       AFEs.................................................................................23
         Section 5.09       Compliance with Laws.................................................................23
         Section 5.10       Contracts............................................................................23
         Section 5.11       Production Imbalances................................................................24
         Section 5.12       Royalties; Payments for Production...................................................24
         Section 5.13       Insurance............................................................................24
         Section 5.14       Plugging Obligations.................................................................24
         Section 5.15       Personal Property and Equipment......................................................24
         Section 5.16       No Alienation........................................................................24
         Section 5.17       Hydrocarbon Sales Contracts..........................................................24
         Section 5.18       Area of Mutual Interest and Other Agreements.........................................25
         Section 5.19       Leases...............................................................................25
         Section 5.20       Property Expenses....................................................................25
         Section 5.21       Governmental Permits.................................................................25
         Section 5.22       No Adverse Change....................................................................25
         Section 5.23       Information..........................................................................25
         Section 5.24       Representations and Warranties Exclusive.............................................26

ARTICLE 6            REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................26

         Section 6.01       Existence............................................................................26
         Section 6.02       Legal Power..........................................................................26
         Section 6.03       Execution............................................................................26
         Section 6.04       Brokers..............................................................................26
         Section 6.05       Bankruptcy...........................................................................27
         Section 6.06       Suits and Claims.....................................................................27
         Section 6.07       Independent Evaluation...............................................................27
         Section 6.08       Qualification........................................................................27
         Section 6.09       Securities Laws......................................................................27
         Section 6.10       No Investment Company................................................................27
         Section 6.11       Funds................................................................................27
         Section 6.12       Notice of Changes....................................................................28
         Section 6.13       Representations and Warranties Exclusive.............................................28

ARTICLE 7            OPERATION OF THE ASSETS.....................................................................28

         Section 7.01       Operation of the Assets..............................................................28
         Section 7.02       Buyer's Qualification................................................................29
         Section 7.03       Operation of the Assets after the Closing............................................29
         Section 7.04       Post Closing Accounting by Seller....................................................30
         Section 7.05       Limitations on Liability of Operator.................................................30
         Section 7.06       Public Announcements.................................................................31
         Section 7.07       Disclosure Information...............................................................31

ARTICLE 8            CONDITIONS TO OBLIGATIONS OF SELLER.........................................................32

         Section 8.01       Representations......................................................................32
         Section 8.02       Performance..........................................................................32
         Section 8.03       Pending Matters......................................................................32

                                       ii

ARTICLE 9            CONDITIONS TO OBLIGATIONS OF BUYER..........................................................32

         Section 9.01       Representations......................................................................32
         Section 9.02       Performance..........................................................................32
         Section 9.03       Pending Matters......................................................................32
         Section 9.04       Wachovia Liens.......................................................................33

ARTICLE 10           THE CLOSING.................................................................................33

         Section 10.01      Time and Place of the Closing........................................................33
         Section 10.02      Allocation of Costs and Expenses and Adjustments to Purchase Price at the Closing....33
         Section 10.03      Closing Adjustments and Allocations Statement........................................35
         Section 10.04      Post-Closing Allocations and Adjustments to Purchase Price...........................35
         Section 10.05      Transfer Taxes.......................................................................36
         Section 10.06      Ad Valorem and Similar Taxes.........................................................36
         Section 10.07      Actions of Seller at the Closing.....................................................37
         Section 10.08      Actions of Buyer at the Closing......................................................37
         Section 10.09      Recordation; Further Assurances......................................................37

ARTICLE 11           TERMINATION.................................................................................38

         Section 11.01      Right of Termination.................................................................38
         Section 11.02      Effect of Termination................................................................39
         Section 11.03      Attorneys' Fees, Etc.................................................................39

ARTICLE 12           ASSUMPTION AND INDEMNIFICATION..............................................................39

         Section 12.01      Buyer's Obligations after Closing....................................................39
         Section 12.02      Seller's Obligations after Closing...................................................40
         Section 12.03      Plugging and Abandonment Obligations.................................................40
         Section 12.04      Environmental Obligations............................................................41
         Section 12.05      Definition of Claims.................................................................42
         Section 12.06      Application of Indemnities...........................................................43
         Section 12.07      Buyer's Indemnity....................................................................44
         Section 12.08      Seller's Indemnity...................................................................44
         Section 12.09      Notices and Defense of Indemnified Claims............................................44
         Section 12.10      Survival.............................................................................44
         Section 12.11      Exclusive Remedy.....................................................................44
         Section 12.12      Defenses and Counterclaims...........................................................45
         Section 12.13      Anti-Indemnity Statute...............................................................45

ARTICLE 13           DISCLAIMERS; CASUALTY LOSS AND CONDEMNATION.................................................45

         Section 13.01      Disclaimers of Representations and Warranties........................................45
         Section 13.02      NORM.................................................................................46
         Section 13.03      Casualty Loss; Condemnation..........................................................47

                                      iii

ARTICLE 14           MISCELLANEOUS...............................................................................47

         Section 14.01      Names................................................................................47
         Section 14.02      Expenses.............................................................................47
         Section 14.03      Document Retention...................................................................48
         Section 14.04      Entire Agreement.....................................................................48
         Section 14.05      Waiver...............................................................................48
         Section 14.06      Construction.........................................................................48
         Section 14.07      No Third Party Beneficiaries.........................................................48
         Section 14.08      Assignment...........................................................................48
         Section 14.09      Governing Law; Venue.................................................................48
         Section 14.10      Notices..............................................................................49
         Section 14.11      Severability.........................................................................50
         Section 14.12      Interpretation.......................................................................50
         Section 14.13      Time of the Essence..................................................................51
         Section 14.14      Counterpart Execution................................................................51


                             EXHIBITS AND SCHEDULES


Exhibit A                  Subject Interests and Surface Agreements
Exhibit B                  Wells
Exhibit C                  Excluded Assets
Exhibit D                  Allocated Values
Exhibit E                  Form of Assignment and Bill of Sale
Exhibit F-1                Buyer Press Release
Exhibit F-2                St. Mary Press Release
Schedule 1.02(g)           Production Imbalances
Schedule 1.02(h)           Fee Property Description
Schedule 4.06              Rights of Preferential Purchase
Schedule 4.07              Consents to Assignment
Schedule 5.06              Litigation
Schedule 5.08              Authorizations for Expenditures
Schedule 5.13              Insurance
Schedule 5.14              Inactive Wells
Schedule 5.17              Production Sales Agreements
Schedule 5.21              Non-Transferable Permits

                             Table of Defined Terms

Agreement...........................................1
Allocated Values....................................6
Assets..............................................1
Assignment.........................................12
Assumed Obligations................................40
Breach.............................................52
Buyer...............................................1
Buyer's Environmental Review.......................16
Casualty...........................................48
Casualty Loss......................................48
CERCLA.............................................18
Claims.............................................43
Closing............................................34
Closing Date.......................................34
Contracts...........................................3
Deposit.............................................5
Disclosure Information.............................32
Documents..........................................49
Effective Time......................................7
Environmental Defect...............................18
Environmental Defect Value.........................19
Environmental Information..........................18
Environmental Laws.................................18
Environmental Obligations..........................42
Equipment...........................................2
Examination Period..................................8
Excluded Assets.....................................3
Expiration Date....................................45
Facilities..........................................2
Final Settlement Date..............................36
Final Settlement Statement.........................36
Governmental Authority.............................18
Harrell.............................................1
Hydrocarbons........................................2
includes and including.............................51
Independent Expert.................................21
Information........................................26
Interim Operating Expenses.........................35
knowledge or knowingly.............................52
Lands...............................................1
Laws...............................................13
Lease and Leases....................................1
Marketable Title....................................8
material...........................................52
Material Adverse Effect............................52
NORM...............................................47
Notice of Disagreement.............................36
OPA................................................19
Overhead Fee.......................................31
Parties.............................................1
Party...............................................1
PDNP................................................6
Permits.............................................2
Permitted Encumbrances.............................12
Plugging and Abandonment Obligations...............42
Post-Closing Production Month......................31
Probable and/or Possible Locations..................6
Production Imbalances...............................7
PUD Locations.......................................6
Purchase Price......................................5
Purchase Price Allocations and Adjustments.........36
RCRA...............................................18
Records.............................................3
Representatives....................................44
Retained Obligations...............................41
Seismic License.....................................3
Seller..............................................1
Smith...............................................1
St. Mary............................................1
Statement..........................................36
Subject Interests...................................2
Surface Agreements..................................2
Tax................................................52
Title Benefit......................................16
Title Benefit Value................................16
Title Claim Date....................................9
Title Defect........................................8
Title Defect Value..................................9
Wachovia Liens.....................................14
Wells...............................................2

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "Agreement") is made and entered into this 11TH day of December, 2007, by and between ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("St. Mary"), Ralph H. Smith Restated Revocable Trust Dated 8/14/97, Ralph H. Smith Trustee ("Smith"), and Kent J. Harrell, D/B/A Harrell Energy ("Harrell") (who are collectively referred to herein as "Seller"), and ABRAXAS OPERATING, LLC, a Texas limited liability company
("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties", and are sometimes referred to individually as a "Party."

                                R E C I T A L S:


         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as defined below), all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) cash in hand paid and of the mutual benefits derived and to be derived from this Agreement by each Party, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1

                                     ASSETS

Section 1. Agreement to Sell and Purchase. Subject to and in accordance with the ter ms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell the Assets to Buyer.

Section 1.02 Assets. Subject to Section 1.03, the term "Assets" shall mean all of Seller's right, title and interest in and to:

             (a) The oil, gas and other mineral leases described on Exhibit A (collectively, the "Leases" and singularly a "Lease") and any overriding royalty interests, royalty interests, non-working or carried interests, mineral fee interests, operating rights and other rights and interests described in Exhibit A, together with the lands covered thereby or pooled or unitized therewith (the "Lands"), together with
         (i) all right, title and interest of Seller in and to any other mineral interests of any nature (A) located in, on, or under the Lands, or (B) which are attributable to the proration unit or designated pooled unit for any of the Wells (as hereinafter defined), in each case whether or not described in or omitted from Exhibit A, but the Assets shall, except as affected by the provisions of Section 1.02(d), not include any portion of the Leases regarding lands covered by any such Lease which lands are not specifically described in Exhibit A hereto, it being understood that in some instances the Leases cover lands which are not being sold by Seller to Buyer even though other portions of the Leases are intended to be transferred from Seller to Buyer, (ii) all rights with respect to any pooled, communitized or unitized interest by virtue of any Leases and Lands or the interests described in clause (i) above being a part thereof, and (iii) all production of oil, gas, associated liquids and other hydrocarbons (collectively "Hydrocarbons") after the Effective Time from the Leases and the Lands, and from any such pooled, communitized, or unitized interest and allocated to any such Leases and Lands or the interests described in clause (i) above (the Leases, the Lands, and the rights described in clauses (i) and (ii) above, and the Hydrocarbons described in clause (iii) above, being collectively referred to as the "Subject Interests" or, singularly, a "Subject Interest");

             (b) all easements, rights-of-way, servitudes, surface leases, surface use agreements and other rights or agreements related to the use of the surface and subsurface (the "Surface Agreements"), in each case to the extent used in connection with the operation of the Subject Interests, including those recorded Surface Agreements described in Exhibit A, except, that as to any easement or right-of-way which affects a Lease that includes both the Lands and lands being retained by Seller, Seller shall grant a use right only with regard to such easement or right-of-way, which use rights shall be limited to the portion of the Lease and the Lands to be transferred to Buyer and any necessary transit rights to enjoy such use rights;

             (c) to the extent assignable or transferable, all permits, licenses, franchises, consents, approvals and other similar rights and privileges (the "Permits"), in each case to the extent used in connection with the operation of the Subject Interests;

             (d) all equipment, machinery, fixtures, spare parts, inventory and other personal property (including Seller's leasehold interests therein subject to any necessary consents to assignment) used in connection with the operation of the Subject Interests or in connection with the production, treatment, compression, gathering, transportation, sale, or disposal of Hydrocarbons produced from or attributable to the Subject Interests (collectively, "Equipment"), and any water, byproducts or waste produced therefrom or therewith or otherwise attributable thereto, including all wells (whether producing, shut in or abandoned, and whether for production, produced water injection or disposal, or otherwise) described in Exhibit B (collectively, the "Wells") together with all of Seller's interests within the spacing, producing, proration, federal exploratory, enhanced recovery, or governmentally prescribed unit attended to the described Wells, wellhead equipment, pumps, pumping units, flowlines, gathering systems, pipe, tanks, treatment facilities, injection facilities, disposal facilities, compression facilities and other materials, supplies, buildings, trailers and offices used in connection with the Subject Interests and the other matters described in this definition of Assets (the "Facilities");

             (e) to the extent assignable or transferable, (i) all contracts, agreements, drilling contracts, equipment leases, production sales and marketing contracts, farm-out and farm-in agreements, operating agreements, service agreements, unit agreements, gas gathering and transportation agreements and other contracts, agreements and arrangements, relating to the Subject Interests and the other matters described in this definition of Assets, and subject to, and in accordance with, any limitations set forth in such agreements, and (ii) equipment leases and rental contracts, service agreements, supply agreements and other contracts, agreements and arrangements relating to the Subject Interests and the other matters described in this definition of Assets, (the agreements identified in clauses (i) and (ii) above being, collectively, the "Contracts");

             (f) all files,  records and data relating to the items described in
         Sections 1.02(a) through (e) maintained by Seller including, without limitation, the following, if and to the extent that such files exist: all books, records, reports, manuals, files, title documents, including correspondence, records of production and maintenance, revenue, sales, expenses, warranties, lease files, land files, well files, division order files, abstracts, title opinions, assignments, reports, property records, contract files, operations files, copies of tax and accounting records (but excluding Federal and state income tax returns and records) and files, maps, core data, hydrocarbon analysis, well logs, mud logs, field studies together with other files, contracts and other records and data including all geologic and geophysical data and maps, but excluding from the foregoing those files, records and data subject to written unaffiliated third party contractual restrictions on disclosure or transfer (the "Records"). Unless proscribed by the terms of any existing written unaffiliated third party contract, Seller shall, to the extent it may do so, grant a perpetual, royalty-free license to Buyer of Seller's seismic data that covers the Subject Interests (the "Seismic License"). To the extent that any of the Records contain interpretations of Seller, Buyer agrees to rely on such interpretations at its sole risk and without any duty on the part of Seller regarding such interpretations;

             (g)  all  Production  Imbalances,  including  those  set  forth  on
         Schedule 1.02(g) as of the Effective Time; and

             (h) all right, title and interest in and to all surface rights and the plant pertaining to the Buck Peak property located in Moffat County, Colorado, as well as all of Seller's right, title and interest in that certain North Dakota fee property both as described on Schedule 1.02(h).

Section 1.03 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the sale, transfer and assignment contemplated hereby the following excluded properties, rights and interests (collectively, the "Excluded Assets"):

             (a) those assets, interests, rights and properties described in Exhibit C;

             (b) all trade credits and all accounts, instruments and general intangibles attributable to the Assets with respect to any period of time prior to the Effective Time;

             (c) except for those Claims or rights against a third party for which Buyer has agreed to indemnify Seller pursuant to the terms of this Agreement, all Claims of Seller,

                 (i) arising  from acts,  omissions  or events,  or damage to or destruction of property, occurring prior to the Effective Time,

                 (ii) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds), or

                 (iii) with respect to any of the other Excluded Assets;

             (d) all rights and interests of Seller,

                 (i) under any policy or agreement of insurance or indemnity,

                 (ii) under any bond, or

                 (iii) to any  insurance  or  condemnation  proceeds  or  awards arising in each case from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time;

             (e) all Hydrocarbons produced from or otherwise attributable to the Subject Interests with respect to all periods prior to the Effective Time, excluding those Hydrocarbons referenced in Section 1.02(g) together with all proceeds from the sale of such Hydrocarbons, and all Tax credits attributable thereto;

             (f) all Claims of Seller for refunds of or loss carry forwards with respect to

                 (i) ad valorem, severance, production or any other Taxes attributable to any period prior to the Effective Time,

                 (ii) income, gross margin or franchise Taxes,

                 (iii) any Taxes  attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

             (g) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;

             (h) all proceeds, income or revenues (and any security or other deposits made) attributable to the Assets for any period prior to the Effective Time, or any other Excluded Assets;

             (i) subject to Section 1.02(f), all of Seller's proprietary technology and improvements, computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

             (j) all documents and instruments of Seller that may be protected by an attorney-client or other privilege;

             (k) data, information and other property, rights or interests that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements;

             (l) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets;

             (m) all computers, printers and other electronic equipment located in any buildings, offices or trailers that may belong to Seller and that may constitute part of the Assets, including, all software and electronic data relating in any way to such electronic equipment;

             (n) All corporate, income tax and financial records of Seller not included in the Records; and

             (o) all agreements providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving commodities or commodity prices, or indexes based on any of the foregoing and all other similar agreements and arrangements.

                                   ARTICLE 2

                                 PURCHASE PRICE

Section 2.01 Purchase Price. The total consideration for the purchase, sale and conveyance of the Assets to Buyer and Buyer's assumption of the Assumed Obligations and all other liabilities provided for in this Agreement, is Buyer's payment to Seller of the sum of One Hundred and Forty Million Dollars ($140,000,000) (the "Purchase Price"), as adjusted in accordance with the provisions of this Agreement.

Section 2.02 Deposit.

             (a) Concurrently with the execution of this Agreement by Buyer and Seller, Buyer shall deliver to Seller in immediately available funds a performance guarantee deposit in an amount equal to Ten Million Dollars ($10,000,000) (the "Deposit") in accordance with wire transfer instructions provided by Seller to Buyer.

             (b) Subject to the proviso set forth in Section 11.01, if this Agreement is terminated by Seller pursuant to Section 11.01(b) and Seller does not waive the non-satisfaction of any conditions to Closing set forth in Article 8, Seller shall retain the Deposit as liquidated damages, which remedy shall be the sole and exclusive remedy available to Seller for Buyer's failure to perform its obligations under this Agreement. Buyer and Seller acknowledge and agree that (i) Seller's actual damages upon the event of such a termination are difficult to ascertain with any certainty, (ii) the Deposit is a reasonable estimate of such actual damages, and (iii) such liquidated damages do not constitute a penalty.

             (c) Subject to the proviso set forth in Section 11.01, if this Agreement is terminated (i) by Buyer pursuant to Section 11.01(c) and Buyer does not waive the non-satisfaction of any conditions to Closing set forth in Article 9 or (ii) by Buyer or Seller pursuant to Section 11.01(a), Section 11.01(d), Section 11.01(e), Section 11.01(f), Section 11.01(g), Section 11.01(h) or Section 13.03(c), then Seller shall promptly return the Deposit to Buyer in immediately available funds pursuant to wire transfer instructions to be provided timely by Buyer to Seller within three (3) business days after the event giving rise to such return obligation. Buyer and Seller shall thereupon have the rights and obligations set forth elsewhere herein.

             (d) If all conditions precedent to the obligations of Seller set forth in Article 8 have been met, then notwithstanding any provision in this Section 2.02 to the contrary, if Closing does not occur because Seller wrongfully fails to tender performance at Closing or otherwise Breaches this Agreement in any respect prior to Closing, and Buyer is ready and otherwise able to close, at Buyer's sole election, either (i) Seller shall return the Deposit to Buyer within three (3) business days after the determination that the Closing will not occur, or (ii) Buyer shall have the right to pursue specific performance of this Agreement, provided that Buyer must file an action for specific performance within 21 days of Seller's Breach. If Buyer elects to pursue specific performance, Buyer must pursue specific performance as its sole and exclusive remedy in lieu of all other legal and equitable remedies. If such action for specific performance is not filed within 21 days of Seller's Breach or if Buyer is unsuccessful for any reason other than a Breach of this Agreement by Buyer, Buyer shall be deemed to have waived all legal and equitable remedies and its sole remedy for Seller's Breach of this Agreement shall be limited to the prompt return of the Deposit.

Section 2.03 Allocated Values. The Purchase Price is allocated among the Assets (including the Wells, PUD Locations, PDNP, and Probable and/or Possible Locations) as set forth in Exhibit D (the "Allocated Values"). In no event shall the aggregate of the Allocated Values of any Wells, PUD Locations, PDNP, and Probable and/or Possible Locations exceed the unadjusted Purchase Price. The term "PUD Locations" means those Proved Undeveloped potential well locations specifically identified in Exhibit D. The term "PDNP" means Proved Developed Not Producing intervals as specifically identified on Exhibit D. The term "Probable and/or Possible Locations" means those locations specifically identified and designated as such on Exhibit D. Seller and Buyer agree that the Allocated Values shall be used to compute any adjustments to the Purchase Price pursuant to the provisions of Article 4. Any adjustment to the Purchase Price hereunder shall be reflected in the allocation set forth in Exhibit D consistent with Treasury Regulation Section 1.1060-IT (f). For tax purposes, the Parties agree to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including the allocations set forth above as of the Closing Date, and that neither Party will take any position inconsistent therewith, including in any tax return, in any refund claim, in any litigation or arbitration or otherwise.

Section 2.04 Section 1031 Like-Kind Exchange. Seller and Buyer hereby agree that Seller shall have the right at any time prior to completion of all the transactions that are to occur at Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Likewise, Buyer shall have the right at any time prior to completion of all the transactions that are to occur at Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary for the same purpose. If Seller assigns all or any of its rights under this Agreement for this purpose, Buyer agrees to (a) consent to Seller's assignment of its rights in this Agreement, which assignment shall be in a form reasonably acceptable to Buyer, and (b) pay the Purchase Price (or a designated portion thereof as specified by Seller) into a qualified escrow or qualified trust account at Closing as directed in writing. If Buyer assigns all or any of its rights under this Agreement for this purpose, Seller agrees to (i) consent to Buyer's assignment of its rights in this Agreement, which assignment shall be in a form reasonably acceptable to Seller, (ii) accept the Purchase Price from the qualified escrow or qualified trust account at Closing, and (iii) at Closing, convey and assign directly to Buyer the Assets (or any portion thereof) as directed by Buyer. Seller and Buyer acknowledge and agree that any assignment of this Agreement (or any rights hereunder) to a Qualified Intermediary shall not release any Party from any of its respective liabilities and obligations hereunder, and that neither Party represents to the other Party that any particular tax treatment will be given to any Party as a result thereof. The Party electing to assign all or any of its rights under this Agreement pursuant to this Section 2.04 shall defend, indemnify and hold harmless the other Party and its Affiliates from all Claims relating to such election.

                                   ARTICLE 3

                                 EFFECTIVE TIME

Section 3.01 Ownership of Assets. If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from Seller to Buyer on the Closing Date, but effective for all purposes as of 7:00 a.m. local time at the location of the Assets on December 1, 2007 (the "Effective Time").

Section 3.02 Production Imbalances. Upon Closing, Buyer shall assume the positions of Seller with respect to all gas imbalances and make-up obligations related to the Assets regardless of whether such imbalances or make-up obligations arise before or after the Effective Time, at the wellhead, pipeline, gathering system or other location, and regardless of whether the same arise under contract or otherwise ("Production Imbalances"). As a result of such assumption, Buyer shall (a) be entitled to receive any and all benefits which Seller would have been entitled to receive by virtue of its position, including rights to produce and receive volumes of production in excess of volumes which it would otherwise have been entitled to produce and to receive cash gas balancing by virtue of ownership of the Assets, (b) be obligated to suffer any detriments or losses which Seller would have been obligated to suffer by virtue of such position, including the obligation to deliver to others production volumes which would have otherwise been attributable to its ownership of the Assets, to deliver production to purchasers thereof without Buyer receiving full payment therefor, or to make cash balancing payments or to repay any take or pay payments, and (c) be responsible for any and all royalty obligations and other burdens with respect to such Production Imbalances; provided however, nothing in this subsection (c) of Section 3.02 shall relieve Seller from any royalty obligation affecting production Seller has actually received, or which has been credited to Seller's interest in the Assets.

                                   ARTICLE 4

                         TITLE AND ENVIRONMENTAL MATTERS

Section 4.01 Examination Period.  Until 5:00 p.m. MST on the date which is seven
(7) days prior to the Closing Date (the "Examination Period"), Seller shall permit Buyer and/or its representatives to examine during normal business days and hours at a location designated by Seller, all abstracts of title, title opinions, title files, ownership maps, lease, Well and division order files, assignments, operating and accounting records and all Surface Agreements,

Permits, Contracts and other agreements, data, analyses and information pertaining to the Assets insofar as same may now be in existence and in the possession of Seller, subject to such restrictions upon disclosure as may exist under confidentiality or other agreements binding upon Seller and relating to such data.

Section 4.02 Title Defects. The term "Title Defect" means (a) any encumbrance on, encroachment on, irregularity in, defect in or objection to Seller's ownership of the Assets (excluding Permitted Encumbrances) that causes Seller not to have Marketable Title to a Well, a PUD Location, a PDNP or a Probable and/or Possible Location as described in Exhibit D; or (b) any default by Seller under a lease, farm-out agreement or other contract or agreement that would (i) have a material and adverse effect on the operation, value or use of such Asset, (ii) prevent Seller from receiving the proceeds of production attributable to Seller's interest therein, or (iii) result in cancellation of all or a portion of Seller's interest therein. The term "Marketable Title" means such ownership by Seller in the Assets that, subject to and except for the Permitted Encumbrances:

             (a) entitles Seller to receive not less than the percentage set forth in Exhibit D as Seller's Net Revenue Interest of all Hydrocarbons produced, saved and marketed from such Well, PUD Location, PDNP, or Probable and/or Possible Locations described in such exhibit, all without reduction, suspension or termination of such interest throughout the productive life of such Well, except as specifically set forth in such exhibit;

             (b) obligates Seller to bear not greater than the percentage set forth in Exhibit D as Seller's Working Interest of the costs and expenses relating to the maintenance, development and operation of such Well, PUD Location, PDNP, or Probable and/or Possible Locations, all without increase throughout the productive life of such Well, except as specifically set forth in either of such exhibit; and

             (c) is free and clear of all liens, encumbrances and defects in title.

Subject to the limitations of Section 4.14, Breaches of Seller's representations and warranties contained in Section 5.07 through Section 5.24 discovered prior to the Closing shall be treated as Title Defects for purposes of making pre-Closing adjustments to the Purchase Price.

Section 4.03 Notice of Title Defects. Buyer shall provide Seller notice of all Title Defects no later than 5:00 p.m. MST on the date which is seven (7) days prior to the Closing Date (the "Title Claim Date"). To be effective, such notice must (a) be in writing, (b) be received by Seller on or prior to the Title Claim Date, (c) describe the Title Defect in reasonable detail (including any alleged variance in the Net Revenue Interest or Working Interest), (d) identify the specific Asset or Assets affected by such Title Defect, (e) include the Title Defect Value, as reasonably determined by Buyer in good faith, and (f) comply with the limitations and Title Defect Value qualifications set forth in Section
4.14. Any matters identified by Buyer during the Examination Period that constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes and shall constitute Permitted Encumbrances and Assumed Obligations hereunder. Upon receipt of notices of Title Defects, the Parties shall meet and determine upon which of the Title Defects, Title Defect Values and methods of cure the Parties have reached agreement. Upon the receipt of such notice from Buyer, Seller shall have the option, but not the obligation, for a period ending ninety (90) days after the Closing to cure such defect. If Seller should not elect to cure a Title Defect, and no aspect of such defect is reasonably in dispute, the Purchase Price shall be adjusted for such defect by the amount of the Title Defect Value.

             (a) The value attributable to each Title Defect (the "Title Defect Value") that is asserted by Buyer in the Title Defect notices shall be determined based upon the criteria set forth below:

                 (i) If the Title  Defect is a lien  upon any  Asset,  the Title
             Defect Value is the amount necessary to be paid to remove the lien from the affected Asset;

                 (ii) If the  Title  Defect  asserted  is that  the Net  Revenue
             Interest attributable to any Well, PUD Location, PDNP, or Probable and/or Possible Locations is less than that stated in Exhibit D, then the Title Defect Value shall be the absolute value of the number determined by the following formula:

                       Title Defect Value  =  A  x  (1-[B/C])

                       A  =  Allocated Value for the affected Asset

                       B  =  Correct Net Revenue Interest for the affected Asset

                       C  =  Net Revenue Interest for the affected
                       Asset as set forth on Exhibit D.

                 (iii) If the Title Defect represents an obligation, encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest) for which the economic detriment to Buyer is unliquidated, the amount of the Title Defect Value shall be determined by taking into account the Allocated Value of the affected Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the life of the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller;

                 (iv) If a Title  Defect is not in effect or does not  adversely
             affect  an  Asset   throughout   the  entire  post  Effective  Time
             productive life of such Asset, such fact shall be taken into account in determining the Title Defect Value;

                 (v) The Title Defect Value of a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Value hereunder;

                 (vi) Notwithstanding anything herein to the contrary, in no event shall a Title Defect Value exceed the Allocated Value of the Wells, PUD Locations, PDNP, Probable and/or Possible Locations, or other Assets affected thereby;

                 (vii) If the Title Defect Value of an Asset is equal to the Allocated Value of such Asset, the affected Asset shall be excluded from the purchase and sale contemplated by this Agreement, and the Purchase Price shall be adjusted accordingly;

                 (viii) Notwithstanding the provisions of this Section 4.03 to the contrary, the Title Defect Value of any Title Defect comprising a required consent not obtained (other than consents customarily obtained after Closing) shall be determined subject to any accommodation implemented pursuant to Section 4.07; and

                 (ix) Such other factors as are  reasonably  necessary to make a proper evaluation.

             (b) The term Title Defect shall not include:

                 (i) Defects based solely on an assertion  that  Seller's  files lack information, provided that any missing material information can be obtained by the reasonable efforts of Buyer;

                 (ii) Defects in the early chain of title consisting of the failure to recite marital status in a document or omissions of successors of heirship or estate proceedings, unless Buyer provides a reasonable basis for the assertion that such failure or omission has resulted in a third party's actual and superior claim of title to the affected Asset;

                 (iii) Defects arising out of lack of survey;

                 (iv) Defects arising out of lack of corporate or other entity authorization unless Buyer provides a reasonable basis for the assertion that the action was not authorized and that such lack of authorization has resulted in a third party's actual and superior claim of title to the affected Asset;

                 (v) Defects that are defensible by possession  under applicable statutes of limitations for adverse possession or for prescription; provided that the mere passage of time in and of itself shall not establish any presumption of the applicability of the provisions of this Section 4.03(b)(v);

                 (vi) Defects asserting a change in an applicable Working Interest or Net Revenue Interest based on a change in drilling and spacing units, tract allocation or other changes in pooling or unit participation occurring after the date of this Agreement; and

                 (vii) Title requirements  customarily considered as advisory or which can be waived as a matter of prudent business judgment.

Section 4.04 Remedies for Title Defects.

             (a) For any Title Defect noticed pursuant to Section 4.03 that has not been cured at or prior to Closing, the Purchase Price shall, subject to the provisions of Section 4.14, be decreased at Closing by either (i) the amount the Parties acting reasonably and in good faith agree in lieu of a cure of the asserted Title Defect, or (ii) with respect to any Title Defect for which the Parties have not yet agreed as to the validity of the Title Defect, the Title Defect Value, or the manner of cure, then by the amount of the Title Defect Value asserted by Buyer for such uncured or unadjusted Title Defect.

             (b) Notwithstanding anything to the contrary in this Section 4.04, if any Title Defect is in the nature of a consent to assignment that is not obtained or other restriction on assignment, the provisions of
         Section 4.07 shall apply.

             (c) If at the expiration of thirty (30) days after Closing, the Parties have not agreed upon the validity of any asserted Title Defect, the appropriate cure of the same, or the Title Defect Value attributable thereto, either Party shall have the right to elect to have any such dispute determined by an Independent Expert pursuant to
         Section 4.13.

             (d) Once a Title Defect is cured by Seller at its sole cost and expense to Buyer's reasonable satisfaction, or the existence or value of the Title Defect is determined with finality either by agreement between the affected Parties or in accordance with Section 4.13, Buyer shall promptly pay to Seller (i) in the case of a Title Defect which is cured, the amount the Purchase Price was decreased at Closing as a result of this previously uncured Title Defect or (ii) in the case of an Asset affected by an unresolved Title Defect and for which the validity of the Title Defect or the Title Defect Value is determined with finality whether by agreement or in accordance with Section 4.13, the difference, if any, between the amount the Purchase Price was decreased at Closing as a consequence of such asserted and unresolved Title Defect and the amount determined with finality.

Section 4.05 Special Warranty of Title. The documents to be executed and delivered by Seller to Buyer, transferring title to the Assets as required hereby, including the Assignment and Bill of Sale the form of which (subject to modification to meet state recording statute requirements) is attached hereto as Exhibit E (the "Assignment"), shall provide for a special warranty of title, by, through and under Seller severally as to their respective interests in and to the Assets and subject to the Permitted Encumbrances and the terms of this Agreement. The term "Permitted Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

             (a) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein, and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business (A) that Seller has agreed to retain or pay pursuant to the terms hereof, or (B) for which Seller is responsible for paying or releasing at the Closing;

             (b) any liens for Taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which Seller has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

             (c) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in (including any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of) the Contracts, Surface Agreements, the Leases and any other agreements, instruments, documents and other matters described or referred to in any Exhibit or Schedule hereto, or other terms in such instruments that create or reserve to Seller its interest in the Assets; provided, that, such matters do not operate to (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D, or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

             (d) any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit, and all applicable federal, state and local laws, rules, regulations, guidances, ordinances, decrees ("Laws") and orders of any Governmental Authority;

             (e) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and
         (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits or licenses;

             (f) all royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time, whether recorded or unrecorded, that do not (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations and as reflected in Exhibit D, or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

             (g) preferential rights to purchase or similar agreements (i) with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights, or (ii) not exercised prior to Closing, subject to Section 4.06;

             (h) required third party consents to assignments or similar agreements with respect to which (i) waivers or consents have been obtained from the appropriate parties for the transaction contemplated hereby, or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

             (i) all rights to consent by, required notices to, filings with, or other actions by, Governmental Authorities in connection with the sale, transfer or conveyance of the Assets that are customarily obtained subsequent to such sale or conveyance;

             (j) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements that are ordinary and customary to the oil, gas and other mineral exploration, development, processing or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom; provided, that, such matters do not
         (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

             (k) rights reserved to or vested in any Governmental Authority to control or regulate any of the Wells or units included in the Assets and the applicable laws, rules, and regulations of such Governmental Authorities;

             (l) all defects and irregularities affecting the Assets which individually or in the aggregate do not (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit D, (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected on Exhibit D unless there is a proportionate increase in Seller's applicable Net Revenue Interest, or (iii) otherwise result in a material and adverse interference with the operation, value or use of the Assets;

             (m) conventional rights of reassignment arising upon decision to surrender or abandon an interest; and

             (n) all deeds of trust and other security interests burdening the Assets granted by Seller in connection with its credit facilities under which Wachovia Bank serves as administrative agent (the "Wachovia Liens"), it being understood that the release of the Wachovia Liens is a condition to the Closing as provided in Section 9.04.

Section 4.06 Preferential Rights to Purchase.

             (a) After consultation with Buyer, Seller shall use its reasonable efforts, but without any obligation to incur anything but reasonable costs and expenses in connection therewith, to comply with all preferential right to purchase provisions relative to any Asset prior to the Closing, including those rights of preferential purchase identified on Schedule 4.06.

             (b) Prior to the Closing, Seller shall promptly notify Buyer if any of such preferential purchase rights are exercised or if the requisite period has elapsed without such rights having been exercised.

             (c) If a third party who has been offered an interest in any Asset pursuant to a preferential right to purchase elects prior to the Closing to purchase all or part of such Assets, and the closing of such transaction does occur on or before the Closing Date, then the interest or part thereof so affected will be eliminated from the Assets and the Purchase Price shall be reduced by the Allocated Value of such Assets. If any such third party has elected to purchase all or a part of an interest in any Asset subject to a preferential right to purchase, but has failed to close the transaction by the Closing Date, then all of the Assets will be conveyed to Buyer at Closing, without adjustment to the Purchase Price, and on the Closing Date Buyer shall, as an Assumed Obligation, assume all duties, obligations and liabilities, of any kind or nature, arising from, out of, or in connection with, any enforceable preferential right to purchase that is outstanding, and, if exercised, Buyer shall receive the payment therefor and shall assign the affected portion of the Assets to the holder of such exercised preferential right to purchase. In addition, in the event an interest is offered by Seller pursuant to a preferential right to purchase for which notice has been given but the time period for response by the holder of such right extends beyond Closing, such interest shall be conveyed to Buyer at the Closing, without reduction to the Purchase Price, and shall be subject to such preferential right of purchase.

Section 4.07 Consents to Assignment. If any Asset is subject to a Title Defect as a result of a consent to assignment not having been obtained, including those consents to assignment set forth on Schedule 4.07, or, of the existence of other restrictions on assignment or conveyance, the following provisions shall apply:

             (a) Buyer and Seller shall cooperate in any reasonable and lawful arrangement proposed to provide Buyer with the benefits of ownership of the affected Asset without breaching the consent requirement or restriction comprising such Title Defect; and

             (b) If such arrangement involves Seller retaining actual title with beneficial title being assigned to Buyer at the Closing, then:

             (i) only such beneficial title shall be assigned to Buyer at the Closing, without any adjustment to the Purchase Price for such Title Defect; and

             (ii) if such consent is obtained or such restriction eliminated following the Closing, then Seller shall execute and deliver to Buyer an assignment of Seller's retained title and any related obligations consistent with the terms of this Agreement.

Section 4.08 Remedies for Title Benefits.

             (a) If Buyer discovers any Title Benefit affecting the Assets, it shall promptly notify Seller in writing thereof. Subject to Section 4.14, Seller shall be entitled to an upward adjustment to the Purchase Price with respect to all Title Benefits in an amount (the "Title Benefit Value") determined in accordance with the formula provided for in this Section 4.08(a). The term "Title Benefit" shall mean Seller's Net Revenue Interest in any Well, PUD Location, PDNP, or Probable and/or Possible Locations that is greater than or in addition to the Net Revenue Interest set forth in Exhibit D, or Seller's Working Interest in any Well, PUD Location, PDNP, or Probable and/or Possible Locations that is less than the Working Interest set forth in Exhibit D (without a proportionate decrease in the Net Revenue Interest). The Title Benefit Value shall be the absolute value of the number determined by the following formula:

                   Title Benefit Value  =  [A  x  (B/C)] - A

                   A  =  Allocated Value for the affected Asset

                   B  =  Correct Net Revenue Interest for the affected Asset

                   C  =  Net Revenue Interest for the affected
                   Asset as set forth on Exhibit D.

             (b) If the Title Benefit represents a decrease in Working Interest for which there is not a proportionate decrease in Net Revenue Interest, the amount of the Title Benefit Value shall be determined by taking into account the Allocated Value of the affected Asset, the portion of the Asset affected by the Title Benefit, the legal effect of the Title Benefit, the potential discounted economic effect of the Title Benefit over the life of the affected Asset, and the Title Benefit Values placed upon the Title Benefit by Buyer and Seller.

             (c) If the Parties have not agreed on the amount of the Title Benefit Value of a Title Benefit by the expiration of thirty (30) days after Closing, Seller or Buyer shall have the right to elect to have such Title Benefit Value determined by an Independent Expert pursuant to Section 4.13. If the Title Benefit Value is not determined pursuant to this Agreement by the Closing, the Purchase Price paid at Closing shall be increased, subject to Section 4.14, by the Title Benefit Value determined by Buyer, acting reasonably and in good faith, and, subject to Section 4.14. Upon the final determination of Title Benefit Value either by mutual agreement of the Parties or by the Independent Expert,
         (i) Seller shall refund to Buyer the amount, if any, by which the amount so paid by Buyer at Closing exceeds such Title Benefit Value, or
         (ii) Buyer shall pay to Seller the amount, if any, by which such Title Benefit Value exceeds the amount so paid by Buyer at Closing.

Section 4.09 Environmental Review. Buyer may conduct an environmental assessment of the Assets prior to the expiration of the Title Claim Date, subject to the following:

             (a) Buyer  shall  have the right to conduct a Phase I (as that term is defined by the American Society for Testing and Materials) environmental review of the Assets prior to the expiration of the Examination Period ("Buyer's Environmental Review") and Seller shall provide to Buyer a copy of any environmental review Seller has in its possession subject to the same terms of confidentiality subsequently set forth herein;

                 (i) The cost and expense of Buyer's  Environmental Review shall be borne solely by Buyer;

                 (ii) All inspections  must be coordinated  through a designated representative of Seller who may accompany Buyer during the course of Buyer's inspection of the Assets;

                 (iii) All  environmental  assessments  shall be conducted by an independent environmental consultant engaged by Buyer at Buyer's expense;

                 (iv) Buyer shall give Seller notice not more than seven (7) days and not less than forty eight (48) hours before any visits by Buyer and/or its consultant to the Assets, and Buyer shall seek and obtain Seller's prior consent (which shall not be unreasonably withheld) before either it or its consultant enters the Assets;

                 (v) Buyer shall provide Seller a copy of the Phase I report affecting the Assets promptly after Buyer's receipt of the same;

                 (vi) Buyer shall give Seller prompt  written  notice and obtain
             Seller's prior written consent (not to be unreasonably withheld) if Buyer desires to conduct a Phase II (as that term is defined by the American Society for Testing and Materials) study based on the recommendations of Buyer's independent environmental consultant (acting reasonably) with respect to the Assets. With respect to any samples taken in connection with Buyer's Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller;

                 (vii) Buyer and/or its  consultant  shall perform all such work in a safe and workmanlike manner, shall not unreasonably interfere with Seller's operations, and shall comply with all Laws of applicable Governmental Authorities;

                 (viii) Buyer shall be solely responsible for obtaining any third party consents that are required in order to perform any work comprising Buyer's Environmental Review, and Buyer shall consult with Seller prior to requesting each such third party consent; and

                 (ix) Buyer hereby  agrees to release and defend,  indemnify and hold harmless Seller and Seller's Representatives from and against all Claims made by (or attributable to the acts or omissions of) Buyer or Buyer's Representatives (INCLUDING THOSE RESULTING FROM THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER'S REPRESENTATIVES) arising out of or relating to Buyer's Environmental Review. The release and indemnity provisions of this Section 4.09 shall survive termination or Closing of this Agreement notwithstanding anything to the contrary provided for in this Agreement.

             (b) Unless otherwise required by applicable Laws, Buyer shall treat any matters revealed by Buyer's Environmental Review and any environmental review provided by Seller to Buyer, including any analyses, compilations, studies, documents, reports or data prepared or generated from such review (the "Environmental Information"), as confidential, and, except as provided below, Buyer shall not disclose any Environmental Information to any Governmental Authority or other third party without the prior written consent of Seller. Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement. The Environmental Information shall be disclosed by Buyer to only those persons who need to know the Environmental Information for purposes of evaluating the transaction contemplated by this Agreement, and who agree to be bound by the terms of this Section 4.09. If Buyer or any third party to whom Buyer has provided any Environmental Information is requested, compelled or required to disclose any of the Environmental Information, Buyer shall provide Seller with prompt notice sufficiently prior to any such disclosure so as to allow Seller to file for any protective order, or seek any other remedy, as it deems appropriate under the circumstances. If this Agreement is terminated prior to the Closing, upon Seller's request Buyer shall deliver the Environmental Information, and all copies thereof and works based thereon, to Seller, which Environmental Information shall become the sole property of Seller. Upon request Buyer shall provide copies of the Environmental Information to Seller without charge. The terms and provisions of this Section 4.09(b) shall
         survive  any   such  termination  of  this  Agreement,
         notwithstanding anything to the contrary.

Section 4.10 Definitions Used in Article 4 and in this Agreement.
             ---------------------------------------------------

             (a) Environmental Defects. The term "Environmental Defect" shall mean, with respect to any given Asset, a violation of Environmental Laws in effect as of the Effective Time in the jurisdiction in which such Asset is located.

             (b) Governmental Authority. The term "Governmental Authority" shall mean the United States and any state, county, city and political subdivisions that exercises jurisdiction, and any agency, department, board, commission or other instrumentality thereof.

             (c) Environmental Laws. The term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Authority pertaining to health and natural resources (but excluding laws, orders, rules, and regulations that pertain to the prevention of waste or the protection of correlative rights) and the protection of wildlife or the environment including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water
         Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal --- laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance and closure of pits and impoundments, and all other environmental conservation or protection laws in effect as of the date hereof which are applicable to the Assets. For purposes of this Agreement, the terms "hazardous substance," "release," and "disposal" have the meanings specified in the applicable Environmental Laws as in effect as of the date hereof.

             (d) Environmental Defect Value. For purposes of this Agreement, the term "Environmental Defect Value" shall mean, with respect to any Environmental Defect, the estimated costs and expenses net to Seller's interest in the affected portion of the Assets to correct and/or remediate such Environmental Defect in the most cost effective manner reasonably available, consistent with Environmental Laws, taking into account that non-permanent remedies (such as, by way of example but not by limitation or similarity, mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost effective manner reasonably available.

Section 4.11 Notice of Environmental Defects. Buyer shall provide Seller notice of all Environmental Defects no later than 5:00 p.m. MST on the date which is seven (7) days prior to the Closing Date. To be effective, such notice must (a) be in writing, (b) be received by Seller prior to the expiration of the Examination Period, (c) describe the Environmental Defect in reasonable detail, including the written conclusion of Buyer that an Environmental Defect exists, which conclusion shall be reasonably substantiated by the factual data gathered in Buyer's Environmental Review, (d) identify the specific Assets affected by such Environmental Defect, (e) set forth the procedures recommended to correct the Environmental Defect, (f) set forth Buyer's reasonable good faith estimate of the Environmental Defect Value, including the basis for such estimate, and
(g) comply with the Environmental Defect Value provisions of Section 4.14. Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for all purposes and constitute an Assumed Obligation. Upon receipt of notices of Environmental Defects, the Parties shall meet and determine upon which of the Environmental Defects, Environmental Defect Values and methods of correction the Parties have reached agreement. Upon the receipt of such effective notice from Buyer, Seller shall have the option, but not the obligation, to attempt to correct such Environmental Defect during a period expiring ninety (90) days after Closing. If Seller should not elect to correct an Environmental Defect, and no aspect of such defect is in dispute, the Purchase Price shall be adjusted for such defect by the amount of the Environmental Defect Value.

Section 4.12 Remedies for Environmental Defects.

             (a) If, as of the Closing Date, the Assets are affected by an uncured or otherwise unresolved Environmental Defect noticed pursuant to the provisions of Section 4.11, the affected portion of the Assets shall not be sold, transferred or conveyed to Buyer at Closing, and the Purchase Price shall, subject to the terms of Section 4.14, be decreased by the Allocated Value of the portion of the Assets so affected. Thereafter, Buyer and St. Mary shall act reasonably and in good faith either (i) to agree (y) as to the manner of cure for such Environmental Defect or (z) the value of such Environmental Defect and adjust the Final Settlement Statement in the amount thereof net of any Purchase Price adjustment made at Closing, in which event the affected portion of the Assets shall be conveyed to Buyer; provided that if option (y) is agreed to, no assignment of the affected portion of the Assets shall be made as between Seller and Buyer until such agreed cure is accomplished to Buyer's reasonable satisfaction whereupon the Allocated Value previously deducted from the Purchase Price shall be paid to Seller, or (ii) with respect to any Environmental Defect as to which the Parties are unable to agree within 30 days of Closing as to the validity of the Environmental Defect, the Environmental Defect Value, or the manner of correction, submit such matter to be determined by an Independent Expert pursuant to Section 4.13.

             (b) With respect to any Asset which is not sold, transferred or conveyed to Buyer at the Closing pursuant to the terms of Section 4.12(a), after the Closing and at such time as any Environmental Defect Value or the manner of correction for an Environmental Defect is determined and, in either event, the amount thereof is determined to be less than the Allocated Value for the affected portion of the Assets, Seller shall have the right (i) in the case of an Environmental Defect Value determination, to have the Purchase Price reduced by only the Environmental Defect Value as so determined or (ii) in the case of the cure determination, to elect to cure the Environmental Defect to Buyer's reasonable satisfaction. The consequence of (i) shall be that Buyer will pay to Seller an amount equal to the Allocated Value for the affected Assets minus the Environmental Defect Value and the affected portion of the Assets previously retained by Seller shall be conveyed to Buyer. The consequence of (ii) shall be that upon achieving Buyer's written acknowledgement that the Environmental Defect has been cured to its reasonable satisfaction, the Allocated Value for such previously retained Asset shall be paid to Seller and the affected portion of the Assets shall be conveyed to Buyer. If no Environmental Defect is determined to exist, Buyer shall pay the Allocated Value attributable to the affected portion of the Assets to Seller, and Seller shall convey the previously retained portion of the Assets to Buyer. If the Environmental Defect Value or the cost to cure an Environmental Defect is determined to be greater than the Allocated Value of the affected portion of the Assets, Seller shall retain the affected portion of the

         Assets, and the Purchase Price shall be reduced by the Allocated Value attributable to such portion of the Assets.

Section 4.13 Independent Experts.

             (a) Any disputes regarding Title Defects, Title Benefits, Environmental Defects, Title Defect Value, Title Benefit Value, Environmental Defect Value, appropriate cure of any Title Defects or correction of any Environmental Defects, and the calculation of the Statement or the Final Settlement Statement, or revisions thereto, may, subject to the provisions of Section 4.04, Section 4.12 and Section 4.14, be submitted by a Party, with written notice to the other Party, to an independent expert (the "Independent Expert"), who shall serve as the sole and exclusive arbitrator of any such dispute. The Independent Expert shall be selected by the Parties (acting reasonably and in good faith) within fifteen (15) days following the effective date of said notice. The Independent Expert shall be a person who is independent, impartial, and knowledgeable in the subject matter and substantive laws involved. For example, but not by way of limitation, in the case of a dispute concerning an alleged Environmental Defect, Environmental Defect Value or cure of the same, the Independent Expert shall have expertise in both the applicable Environmental Laws and environmental science relating to the oil and gas industry.

             (b) The Parties shall determine, acting in good faith, the procedures to be followed to facilitate the decision of the Independent Expert. Such procedures shall include the following scenario:

                 (i) If the dispute  involves  the method or adequacy of cure or correction of a Title Defect or Environmental Defect, the Independent Expert shall provide in writing the particulars necessary to cure or correct or to remedy any deficient cure or correction, and shall provide Seller sixty (60) days (or such additional time as reasonable and necessary under the circumstances, but not to exceed 90 days unless specifically agreed to in writing by Seller and Buyer) to effect such cure or correction; and

                 (ii) In the event of  circumstances  described  in  clause  (i)
             above, Seller at its option may at any time during the sixty (60) day cure period pursuant to clause (i) (as such period may be extended pursuant to such clause) decline to cure or correct the applicable defect.

             (c) If the Parties fail to select an Independent Expert within the 15-day period referred to in Section 4.13(a) above, within three (3) days thereafter, each of Buyer and Seller shall choose an Independent Expert meeting the qualifications set forth above, and such experts shall promptly choose a third Independent Expert (meeting the qualifications provided for herein) who alone shall resolve the disputes between the Parties. Each Party shall bear its own costs and expenses incurred in connection with any such proceeding, and one-half (1/2) of the costs and expenses of the Independent Expert.

             (d) Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for non-administered arbitration set forth in the commercial arbitration rules of the American Arbitration Association. The Independent Expert shall be instructed by the Parties to resolve such dispute as soon as reasonably practicable in light of the circumstances using the terms and provisions of this Agreement with respect to title and environmental matters. The decision and award of the Independent Expert shall be binding upon the Parties and final and nonappealable to the maximum extent permitted by Laws or Environmental Laws, as applicable, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

             (e) All proceedings under this Section 4.13 shall be conducted at a mutually agreed location, or if Buyer and Seller acting reasonably do not mutually agree upon a location for such proceeding, the proceeding shall be conducted in Denver, Colorado.

Section 4.14 Limitation of Remedies For Title Benefits, Title Defects and Environmental Defects. Notwithstanding anything to the contrary contained in this Agreement,

             (a) if the Title Defect Value for a given Title Defect, or the Title Benefit Value of a given Title Benefit, in each case as determined pursuant to this Article 4 does not exceed Twenty Thousand Dollars ($20,000), or if the Environmental Defect Value for a given Environmental Defect, as determined pursuant to this Article 4 does not exceed Twenty Thousand Dollars ($20,000), such Title Defect, Title Benefit, or Environmental Defect shall not qualify for either a Purchase Price adjustment, cure, or correction of such defect;

             (b) if the aggregate net value of all Title Defects and Title Benefits does not exceed Five Hundred Thousand Dollars ($500,000) (prior to any adjustments thereto), then no adjustment of the Purchase Price shall be made therefor;

             (c) if the aggregate net value of all Title Defects and Title Benefits exceeds Five Hundred Thousand Dollars ($500,000) (prior to any adjustments thereto), then the Purchase Price shall be adjusted by the entire amount of such aggregate net value, it being understood that this amount is a threshold and not a deductible;

             (d) if the aggregate value of all Environmental Defects does not exceed Five Hundred Thousand Dollars ($500,000) (prior to any adjustments thereto), then no adjustment of the Purchase Price shall be made therefor; and

             (e) if the aggregate value of all Environmental Defects exceeds Five Hundred Thousand Dollars ($500,000) (prior to any adjustments thereto), then the Purchase Price shall be adjusted by the entire amount of such aggregate value, it being understood that this amount is a threshold and not a deductible.

All Title Defects and  Environmental  Defects asserted by Buyer pursuant to this
Article 4 after being resolved in accordance with this Article 4 shall thereafter constitute Permitted Encumbrances and Assumed Obligations, whether or not an adjustment to the Purchase Price is made with respect thereto in accordance with this Article 4.

Section 4.15 DISCLAIMER AND WAIVER. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY, AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, AND BUYER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF ANY FILE AND/OR OTHER INFORMATION, INCLUDING, PRINTOUTS, EXTRAPOLATIONS, PROJECTIONS, DOCUMENTATION, MAPS, GRAPHS, CHARTS OR TABLES WHICH REFLECT, DEPICT, PRESENT, PORTRAY OR WHICH ARE BASED UPON OR DERIVED FROM ANY SUCH INFORMATION AND/OR FILES, INCLUDING MATTERS OF GEOLOGICAL, GEOPHYSICAL, ENGINEERING OR OTHER SCIENTIFIC INFORMATION THAT MAY BE PROVIDED TO BUYER BY SELLER OR BY OTHERS ON BEHALF OF SELLER. BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN FROM REVIEW OF SUCH INFORMATION AND/OR FILES SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Party comprising Seller severally as to its or his respective ownership interest in the Assets represents and warrants to Buyer that:

Section 5.01 Existence. St. Mary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Smith is a trust organized, validly existing, and in good standing under the laws of the State of Oklahoma. Harrell is an individual. Each Party comprising Seller has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted hereby. Each Party comprising Seller is authorized to do business, and in good standing, in the State or States in which the Assets are located with regard to the Assets in which any of the Parties comprising Seller has an interest.

Section 5.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with:

             (a) any provision of Seller's articles of incorporation, bylaws, and other governing documents;

             (b) except for provisions customarily contained in oil and gas agreements relating to maintenance of uniform interest, preferential purchase rights and consents to assignment, any material agreement or instrument to which Seller is a party or by which Seller or the Assets are bound; or

             (c) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law, rule or regulation applicable to Seller.

Section 5.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Seller as required under its formation documents. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

Section 5.04 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any affiliate of Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

Section 5.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Seller threatened against Seller. Seller is not "insolvent" as such term is defined under the Federal Bankruptcy Code or any fraudulent transfer or fraudulent conveyance statute applicable to the transactions contemplated by this Agreement.

Section 5.06 Suits and Claims. Except as set forth in Schedule 5.06, there is no litigation or Claims that have been filed by any person or entity or by any administrative agency or Governmental Authority in any legal, administrative or arbitration proceeding or, to Seller's knowledge, threatened against Seller or the Assets that would impede Seller's ability to consummate the transactions contemplated herein or would have a material and adverse effect on the Assets.

Section 5.07 Taxes. During the period of Seller's ownership of the Assets up to and including the Effective Time, Seller has caused to be timely filed all material Tax returns relating to the Assets. Seller has paid or caused to be paid all ad valorem, property, production, severance, mineral documentary and similar Taxes based upon or measured by its ownership of or the production of Hydrocarbons from the Assets. Seller has not received written notice of any pending Claim against Seller from any applicable taxing authority for assessment of Taxes with respect to the Assets. There are no audits of Seller by any applicable taxing authority with respect to Taxes attributable to the Assets. Except for statutory liens for property Taxes and ad valorem Taxes, there are no tax liens on or with respect to the Assets.

Section 5.08 AFEs. Except as set forth on Schedule 5.08, there are no outstanding authorizations for expenditures or other capital commitments which are binding on the Assets and which individually would require the owner of the Assets after the Effective Time to expend monies in excess of Fifty Thousand Dollars ($50,000).

Section 5.09 Compliance with Laws. Seller's operation (i.e., where Seller is operator of record) of the Assets has been in compliance with Laws where noncompliance with such Laws would have a Material Adverse Effect on the Assets.

Section 5.10 Contracts. Seller is not in Breach of any of the Contracts and to Seller's knowledge, the Contracts are in full force and effect in accordance with their terms, and, to the knowledge of Seller, no other party to any of the Contracts is in Breach thereof.

Section 5.11 Production Imbalances. Except as set forth in Schedule 1.02(g), to Seller's knowledge, there are no material Production Imbalances as of the Effective Time as to any of the Subject Interests.

Section 5.12 Royalties; Payments for Production. Seller has not been and is not in Breach of any payment obligations under any of the Leases. Seller is not obligated by virtue of a take or pay payment, call, advance payment, production payment or other similar payment or obligation (other than royalties, overriding royalties and similar arrangements that do not cause Seller's NRI to be less than that set forth on Exhibit D), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Leases at some future time without receiving payment therefor at or after the time of delivery at the then market price, and no take or pay credits must be provided before natural gas can be transported through any interstate carrier under FERC Order 500, et al, and there are no obligations on the Assets under FERC Order 451.

Section 5.13 Insurance. Seller maintains, and through the Closing will maintain, with respect to the Assets, the insurance coverage described on Schedule 5.13.

Section 5.14 Plugging Obligations. Except for wells listed in Schedule 5.14, there are no dry holes, or shut in or otherwise inactive wells, located on the Assets or lands pooled or unitized therewith that Seller has either the obligation to plug and abandon in accordance with an applicable operating agreement or Law or as to Wells for which Seller is not the operator, received a written proposal to plug and abandon.

Section 5.15 Personal Property and Equipment. Seller is the owner of the Equipment free and clear of all liens and encumbrances other than those to be released at Closing. Other than in connection with normal and customary prudent operations, Seller has not removed any personal property, equipment or fixtures from the Wells, unless it has been replaced with personal property, equipment or fixtures of similar grade and utility. Unless removed, repaired or replaced (a) with personal property, equipment and fixtures of similar grade and utility or
(b) in connection with normal and customary prudent operations, the personal property, equipment and fixtures currently attendant to the Wells was the equipment historically used by Seller on the Wells to produce the Hydrocarbons prior to the execution of this Agreement.

Section 5.16 No Alienation. Within 120 days of the date hereof, Seller has not voluntarily or involuntarily sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Assets other than (i) production sold in the ordinary course of Seller's business and (ii) equipment which was worthless, obsolete or replaced by equipment of equal suitability and value.

Section 5.17 Hydrocarbon Sales Contracts. Except for the Hydrocarbon Sales Contracts listed in Schedule 5.17, no Hydrocarbons are subject to a sales contract (other than division orders or spot sales agreements terminable on no more than 30 days notice) and no person has any call upon, option to purchase or similar rights with respect to the production from the Assets. Proceeds from the sale of oil, condensate, and gas from the Assets are being received in all respects by Seller in a timely manner and are not being held in suspense for any reason.

Section 5.18 Area of Mutual Interest and Other Agreements. To Seller's knowledge, no Asset is subject to (or has related to it) any area of mutual interest agreements not disclosed in the Contracts or any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time other than the Wells listed on Exhibit B as having an after payout NRI.

Section 5.19 Leases. Seller has not received a written notice of termination of any of the Leases and Seller is not in Breach or violation of any of the Leases; provided, however, that Buyer's remedy for Seller's Breach of this representation and warranty shall be the Title Defect mechanism set forth in
Article 4.

Section 5.20 Property Expenses. In the ordinary course of business, Seller has paid all property expenses attributable to the period of time prior to the Effective Time as such property expenses become due, and such property expenses are being paid in a timely manner before the same become delinquent, except such property expenses as are disputed in good faith by Seller in a timely manner and for which Seller shall retain responsibility.

Section 5.21 Governmental Permits. Except as set forth on Schedule 5.21, Seller has all Permits (including, without limitation, permits, licenses, approval registrations, notifications, exemptions and any other authorizations pursuant to Law) necessary or appropriate to own and operate the Assets as presently being owned and operated. The Permits are in full force and effect and the Assets have been operated in accordance with the terms thereof in all material respects. Seller has not received written notice of any violations in respect of any of the Permits that remain uncured.

Section 5.22 No Adverse Change. With respect to the Assets for which Seller is the operator and, to Seller's knowledge with respect to the Assets for which Seller is not the operator, since September 1, 2007, the Assets have been operated in the ordinary course of business consistent with past practices and there has been no event or series of events that have either individually or in combination had a Material Adverse Effect on the Assets.

Section 5.23 Information. The information pertaining to revenue and expenses attributable to the Assets that Seller has furnished to Buyer (the "Information") is (a) accurate in all material respects to the extent relating to the period of Seller's ownership of the Assets and (b) to the knowledge of Seller, accurate in all material respects to the extent relating to any period of ownership of the Assets prior to the time owned by Seller reflected in the Information. Seller has no data in its possession that it has failed to furnish that would cause the Information to be materially inaccurate. Except as specifically set forth in this Section 5.23, Seller makes no representations regarding the accuracy of any of the Records; provided, however, Seller does represent that (i) all of the Records are files, or copies thereof, that Seller has used in the ordinary course of operating and owning the Assets, (ii) Seller has not intentionally withheld any material information from the Records, and
(iii) Seller has not knowingly misrepresented any material information in the Records. Except as set froth in this Section 5.23, no representation or warranty of any kind is made by Seller as to the Information or with respect to the Assets to which the Information relates and Buyer expressly agrees that any conclusions drawn therefrom shall be the result of its own independent review and judgment. The representations and warranties contained in this paragraph shall apply only to matters of fact, and shall not apply to any information, data, printouts, extrapolations, projections, documentation, maps, graphs, charts, or tables which reflect, depict, present, portray, or represent, or which are based upon or derived from, in whole or in part, interpretation of the Information including, but not limited to, matters of geological, geophysical, engineering, or scientific interpretation.

Section 5.24 Representations and Warranties Exclusive. All representations and warranties contained in this Article 5 are exclusive, and are given in lieu of all other representations and warranties, express, implied or statutory.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

Section 6.01 Existence. Buyer is a limited liability company duly formed, organized, validly existing and in good standing under the laws of the state of its formation. Buyer has full legal power, right and authority to carry on its business as such is now being conducted. As of the Closing Date, Buyer will be authorized to do business as a foreign limited liability company and in good standing in the State or States in which the Assets are located.

Section 6.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement does not and will not violate, or be in conflict with:

             (a) any provision of Buyer's formation documents or other governing documents;

             (b) any material agreement or instrument to which Buyer is a party or by which Buyer or its assets are bound; or

             (c) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

Section 6.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite organizational action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

Section 6.04 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

Section 6.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Buyer threatened against Buyer or any affiliate of Buyer.

Section 6.06 Suits and Claims. There is no Claim by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Buyer's knowledge, threatened against Buyer or any affiliate of Buyer that is reasonably likely to have a material effect on Buyer's ability to consummate the transactions contemplated herein.

Section 6.07 Independent Evaluation. Buyer acknowledges that it is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing and operating oil and gas properties such as the Assets. If Closing occurs, Buyer represents, warrants and acknowledges to Seller that it has had full access to the Assets, the officers, and employees of Seller, and to the books, records and files of Seller relating to the Assets. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the representations, warranties, covenants and agreements of Buyer and Seller set forth in this Agreement and Buyer's own independent due diligence and investigation of the Assets, and has been advised by and has relied solely on its own expertise and its own legal, tax, operations, environmental, reservoir engineering and other professional counsel and advisors concerning this transaction, the Assets and the value thereof. In addition, Buyer acknowledges and agrees that Buyer will be or has been advised by and relies solely on its own expertise, and its legal counsel and any advisors or experts concerning matters relating to Title Defects, Title Benefits and Environmental Defects.

Section 6.08 Qualification. As of the Closing, the Buyer shall be, and thereafter shall continue to be, qualified with all applicable Governmental Authorities to own and operate the Assets, including meeting all bonding requirements.

Section 6.09 Securities Laws. Buyer is acquiring the Assets for its own account or that of its affiliates and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. ss. 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Buyer has not sought or solicited, nor is Buyer participating with, investors, partners or other third parties other than its lenders in order to fund the Purchase Price and to close this transaction, and all funds to be used by Buyer in connection with this transaction are Buyer's own funds or those borrowed from its lenders.

Section 6.10 No Investment Company. Buyer is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of that Act.

Section 6.11 Funds. Buyer has arranged to have available by the Closing Date immediately available funds to enable Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

Section 6.12 Notice of Changes. Promptly upon its discovery or identification of same, but in any event prior to Closing, Buyer shall provide to Seller written notice of any matter it so identifies that has a material effect on any of Seller's representations or warranties under this Agreement, or rendering any such warranty or representation untrue or inaccurate.

Section 6.13 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement and the documents delivered in connection herewith, are exclusive, and are given in lieu of all other representations and warranties, express, implied or statutory.

                                   ARTICLE 7

                             OPERATION OF THE ASSETS

Section 7.01 Operation of the Assets.

             (a) From and after the date of execution of this Agreement, and subject to the provisions of applicable operating and other agreements, Seller shall (i) use its reasonable efforts during the period prior to the Closing, to operate and administer the Assets in a manner consistent with its past practices, (ii) make payment of all costs and expenses attributable to the ownership or operation of the Assets and relating to the period prior to the transfer of operations to Buyer, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement,
         (iii)  not,  without  Buyer's  express  written   consent,   commit  to
         participate in the drilling of any well, or make or enter into any other commitments reasonably anticipated to require future capital expenditures by Buyer in excess of $50,000 net to Seller's interest for each proposed operation, or terminate, materially amend, or extend any Contracts affecting the Assets, or enter into or commit to enter into any new material contract or agreement relating to the Assets, or settle, compromise or waive any material right relating to the Assets,
         (iv) maintain insurance coverage on the Assets in the amounts and of the types presently in force, (v) maintain in full force and effect the Leases, the Surface Agreements and other Assets, and pay all costs and expenses and perform all material obligations of the owner of the Assets promptly when due, (vi) maintain all Permits, (vii) not transfer, sell, hypothecate, encumber, or otherwise dispose of any Assets except for sales and dispositions of Hydrocarbons made in the ordinary course of business consistent with Seller's past practices,
         (viii) not grant or create any preferential right to purchase, right of first opportunity or other transfer restriction or requirement with respect to the Assets except in connection with the renewal or extension of Assets after the Effective Time if granting or creating such right or requirement is a condition of such renewal or extension and then with prompt written notice of such action to Buyer, (ix) not elect to become a nonconsenting party in any operation proposed by any other Person with respect to the Assets unless requested to do so in writing by Buyer, (x) maintain the Equipment in at least as good a condition as it is on the date hereof, ordinary wear and tear excepted,
         (xi) not make any change in any method of accounting or accounting practice or policy with respect to the Assets, and (xii) not agree to extend any statute of limitations with respect to Taxes or any extension of time with respect to a Tax assessment or deficiency for any Taxes, or make any change in any Tax elections with respect to the Assets.

             (b) Buyer acknowledges that Seller owns undivided interests in some or all of the Assets, and Buyer agrees that the acts or omissions of the other working interests owners shall not constitute a violation of the provisions of this Article 7, nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interests in a manner that complies with the provisions of this Article 7. Seller will, without penalty for the failure to do so except to the extent that the failure to give Buyer such notice has a Material Adverse Effect, notify Buyer of the occurrence of such event to the extent of Seller's knowledge.

             (c) Promptly upon its discovery or identification of same, but in any event prior to Closing, Seller shall provide Buyer written notice of any matter Seller identifies that has a material adverse effect on or that constitutes a Breach of Seller's representations or warranties under this Agreement.

Section 7.02 Buyer's Qualification. At Closing, Buyer shall be qualified and shall meet all requirements, including bonding requirements, to be designated operator of that portion of the Assets for which Seller serves as operator.

Section 7.03 Operation of the Assets after the Closing.
             -----------------------------------------

             (a) Seller shall not be obligated to continue  operating any of the
         Assets following the Closing, and, subject to Seller's retention of the Retained Liabilities, Buyer hereby assumes full responsibility for operating (or causing the operation of) all Assets following the Closing for which Seller is the operator prior to the Closing Date. Seller shall make its employees and contractors available to Buyer prior to the Closing as may be reasonably necessary to assist in the transition if Buyer becomes the operator. Seller does not warrant or guarantee that Buyer will become the operator of the Assets or any portion thereof, as such matter will be controlled by the applicable joint operating agreement(s) and other applicable agreement(s). Without implying any obligation on Seller's part to continue operating any Assets after the Closing, if Seller elects, at its sole option, to continue to operate any Assets following the Closing at the request of Buyer, or by any third party working interest owner due to constraints of applicable joint operating agreement(s) and other applicable agreement(s), failure of a successor operator to take over operations, or for other reasonable cause, such continued operation by Seller shall be for the account of Buyer, and at the sole risk, cost and expense of Buyer. Buyer agrees to release and defend, indemnify and hold Seller and its Representatives harmless from Claims, including any Claims of Buyer or its affiliates or successors and assigns relating in any manner directly or indirectly to the operation of the Assets after Closing (INCLUDING THOSE CLAIMS RESULTING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER'S REPRESENTATIVES).

             (b) In consideration of any conduct of operations of the Assets by Seller on behalf of Buyer after Closing, Buyer shall pay Seller a fee equal to Two Hundred Dollars ($200.00) per month per Well, including all other wells, such as, by way of example and not limitation, salt water disposal wells, wells that are temporarily abandoned and wells that are otherwise inactive, as reimbursement for all general and administrative overhead ("Overhead Fee") incurred by Seller in connection with the conduct of operations of the Assets. In the event Seller transfers operations to Buyer or its designee between the first and last day of a calendar month, Seller shall be paid such amount of the Overhead Fee prorated over the number of days in which Seller conducted operations for such month. The amount of the Overhead Fee owing to Seller by Buyer shall be paid upon the Final Settlement Date.

Section 7.04 Post Closing Accounting by Seller. In the event Seller agrees to operate the Assets after Closing, Seller shall perform the following accounting tasks subject to the limitations provide for herein:

             (a) Seller will continue to pay royalties and severance, production and similar Taxes for sales through the production month following the month in which Closing occurs ("Post-Closing Production Month"). If any revenue is received by Seller for later months, it will be credited to Buyer in the Final Settlement Statement; provided however, Seller shall not be obligated to and will not pay any royalties and severance, production and similar Taxes, if applicable, with respect to Hydrocarbons produced after the Post-Closing Production Month.

             (b) Seller will continue to pay or bill joint interest owners for expenses through the Post-Closing Production Month. All later expenses will be either accumulated or charged to Buyer in the Final Settlement Statement, or the invoices will be returned to the vendor for rebilling to Buyer. Seller will continue to pay to the operator of any Assets not operated by Seller for joint billings for the billing month after the month in which Closing occurs. All subsequent bills will either be returned to the applicable operator for rebilling to Buyer or forwarded to Buyer for payment, or if already paid by Seller, will be charged against Buyer in the Final Settlement Statement. Seller will continue to prepare all regulatory and other monthly production reports through the Post-Closing Production Month. Copies of such reports attributable to the period after the Effective Time will be provided to Buyer, along with the final ending inventory balance.

             (c) Seller will continue to pay all shut-in royalties, minimum royalties, delay rentals and other lease payment obligations through the Post-Closing Production Month.

             (d) Seller shall market and nominate all Hydrocarbons in the same manner as Seller has been marketing and nominating Hydrocarbons.

Section 7.05 Limitations on Liability of Operator. Notwithstanding anything herein to the contrary, in the event Seller or an affiliate of Seller should assume any accounting functions on behalf of Buyer from and after Closing, notwithstanding anything to the contrary provided herein, Seller shall have no liability to Buyer for, and Buyer hereby agrees to release and defend, indemnify and hold harmless Seller and Seller's Representatives harmless from, the incorrect payment of expenses, Taxes, billings, delay rentals, royalties, minimum royalties, payments required by any of the Leases, shut-in royalties or similar payments, or for any failure to pay any such payments through mistake or oversight (INCLUDING THOSE RESULTING FROM THE SOLE, JOINT OR CONCURRENT

NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER'S REPRESENTATIVES) from and after the Effective Time, except to the extent of any amounts included in the upward Purchase Price Allocations and Adjustment made pursuant to Section 10.02. In no event shall Buyer's remedy for Breach of obligations by Seller (or any of its Representatives) under this Article 7 exceed the Allocated Value of the Subject Interest affected by such Breach.

Section 7.06 Public Announcements. Prior to the Closing, neither Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby other than the Press Releases set forth on Exhibit F-1 and F-2; provided, however, the foregoing shall not restrict disclosures by Buyer or Seller which are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates. Following Closing, the Parties shall issue a Press Release in form and substance to be agreed upon by the Parties prior to the Closing.

Section 7.07 Disclosure Information. Seller agrees (i) to provide Buyer with Disclosure Information (as defined below) necessary for Buyer to comply with the disclosure requirements of the Securities Exchange Act of 1934, as amended, and Regulation S-X under the Securities Act of 1933, as amended, no later than thirty (30) days following the Closing Date and (ii) reasonably to cooperate with and assist Buyer in an audit of the Assets. As used herein, "Disclosure Information" means, as to the Assets, the net revenues, direct operating expenses (including production, property and similar Taxes), exploratory and development costs, production volumes, information necessary for the preparation of the disclosures required under Statement of Financial Accounting Standards No. 69, and balance sheet and other income statement data associated directly with the Assets that Buyer reasonably believes are required to be included in any report filed by Buyer or any of its Affiliates with the Securities and Exchange Commission ("SEC"). If Seller shall fail to furnish Buyer with a set of the Disclosure Information within the 30 day period set forth in this Section
7.07 which Seller reasonably believes in its good faith judgment allows Buyer to substantially comply with the rules and regulations of the SEC and such compliance reasonably requires Buyer's reliance on the Disclosure Information, Seller shall pay to Buyer the sum of One Hundred Thousand Dollars ($100,000) as liquidated damages for this failure to provide the Disclosure Information to Buyer as required by this Section 7.07. If Seller shall fail to furnish Buyer with a set of the Disclosure Information which Seller reasonably believes in its good faith judgment allows Buyer to substantially comply with the rules and regulations of the SEC and such compliance reasonably requires Buyer's reliance on the Disclosure Information, for an additional period of 30 days beyond the previously stated 30-day period, Seller shall pay to Buyer the additional sum of Five Hundred Thousand Dollars ($500,000) as liquidated damages for such Breach. The Parties agree that the damages attributable to any Breach as described in this Section 7.07 would be difficult, if not impossible to ascertain, and that the amounts set forth herein are reasonable under the circumstances and do not constitute a penalty.

The fact that the SEC subjects any filing by Buyer to review or supplementation shall not create any presumption of a Breach by Seller of its obligations as contained in this Section 7.07. Seller shall have no liability to Buyer whatsoever with regard to either (i) any registration rights agreement or obligation involving Buyer, or (ii) the pricing, salability, market response, or any other matter relating to the issuance or sale of any security by or on behalf of Buyer.

                                   ARTICLE 8

                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 8.01 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date;

Section 8.02 Performance. Buyer shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing and shall have taken the actions set forth in Section 10.08; and

Section 8.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment or decree that would, restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transaction provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 9.01 Representations. (a) The representations and warranties of Seller contained in Section 5.02 through Section 5.06, inclusive, shall be true and correct in all material respects on the Closing Date as though made on and as of such date, and (b) no action or omission of Seller or event shall have occurred during the period of time commencing upon the expiration of the Title Claim Date and ending on the Closing Date which shall have caused any of the representations  and  warranties  of Seller  contained  in Section  5.07 through
Section 5.23, inclusive, not to be true and correct in all material respects on the Closing Date as though made on and as of such date;

Section 9.02 Performance. Seller shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing and shall have taken the actions set forth in Section 10.07;

Section 9.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment or decree that would, restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement; and

Section 9.04 Wachovia Liens. Seller shall have delivered to Buyer releases of all Wachovia Liens and any other liens, charges or encumbrances on the Assets other than Permitted Encumbrances in form suitable for recording or filing (as applicable) and such releases shall be reasonably satisfactory to Buyer.

                                   ARTICLE 10

                                   THE CLOSING

Section 10.01 Time and Place of the Closing.  If the  conditions  referred to in
Article 8 and Article 9 have been satisfied or waived in writing, the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller at 9:00 a.m. MST on January 31, 2008 (the "Closing Date").

Section 10.02 Allocation of Costs and Expenses and Adjustments to Purchase Price at the Closing.

             (a) At the Closing, the Purchase Price shall be increased by the following amounts:

                 (i) the amount of all (A) paid ad valorem,  property or similar
             Taxes and assessments based upon or measured by the ownership of the Assets, insofar as such Taxes relate to periods of time from and after the Effective Time, and (B) paid charges, and costs and expenses of any kind or nature that are attributable to the Assets and the period from and after Effective Time;

                 (ii) all expenses, including operating and capital expenditures, incurred and paid by or on behalf of Seller in connection with ownership, operation and use of the Assets attributable to the period from and after the Effective Time, and including the costs incurred in connection with the AFEs described on Schedule 5.08 which costs shall be the responsibility of Buyer notwithstanding that they may have accrued prior to the Effective Time;

                 (iii) all royalties,  rentals,  insurance  premiums  (including property and business interruption coverage) and other charges attributable to the Assets for the period of, from and after the Effective Time to the extent paid by or on behalf of Seller;

                 (iv) expenses  incurred under applicable  operating  agreements including any overhead charges allowable under the applicable operating procedure (COPAS) where Seller is non-operator attributable to the Assets for the period of from and after the Effective Time to the extent paid by or on behalf of Seller (the costs and expenses for which Seller shall receive an upward adjustment to the Purchase Price pursuant to clauses (i) through
             (iv) inclusive, shall be referred to as the "Interim Operating Expenses");

                 (v) all upward  Purchase Price  adjustments  for Title Benefits determined in accordance with Article 4;

                 (vi) the  value of all oil,  gas and  natural  gas  liquids  in storage or in the pipelines as of the Effective Time that is credited to the Assets, such value (A) for purposes of the Statement, to be the actual price received for such oil, gas or natural gas liquids upon the first unaffiliated third party sale thereof, if available, and upon such estimates as are reasonably agreed upon by the Parties, to the extent actual amounts are not known at Closing, and (B) for purposes of the Final Settlement Statement, to be based upon actual amounts; and

                 (vii) any other amount provided for in this Agreement or agreed upon in writing by Buyer and Seller.

             (b) At the Closing, the Purchase Price shall be decreased by the following amounts:

                 (i) the Deposit;

                 (ii) an amount  equal to the sales  price paid to Seller by the first purchaser of the Hydrocarbons produced, saved and sold from the Subject Interests from the Effective Time to the Closing Date (without deductions of any kind or nature, including, but not limited to, royalties and any Taxes based on production), which shall (A) for purposes of the Statement, be based upon actual amounts, if available, and upon such estimates as are reasonably agreed upon by the Parties, to the extent actual amounts are not known at Closing, and (B) for purposes of the Final Settlement Statement, be based upon actual amounts;

                 (iii) an  amount  equal to all cash  in,  or  attributable  to, suspense accounts held by Seller relating to the Assets for which Buyer has assumed responsibility under Section 12.01;

                 (iv) the Allocated Value of any Asset sold prior to the Closing to the holder of a preferential right pursuant to Section 4.06;

                 (v) the Allocated Value of any Asset excluded from the purchase and sale contemplated  herein pursuant to the provisions of Article
             4;

                 (vi) all downward  Purchase Price Adjustments for Title Defects and Environmental Defects determined in accordance with Article 4; and

                 (vii) any other amount provided for in this Agreement or agreed upon in writing by Buyer and Seller.

             (c) The allocations of costs and expenses and/or adjustments described in Section 10.02(a) and Section 10.02(b) are referred to herein as the "Purchase Price Allocations and Adjustments."

Section 10.03 Closing Adjustments and Allocations Statement. Not later than three (3) business days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement of the estimated Purchase Price Allocations and Adjustments with appropriate support (the "Statement"), which Statement shall be based upon the then most currently available data and information in order to make the adjustments as provided in Section 10.02.

Section 10.04 Post-Closing Allocations and Adjustments to Purchase Price.

             (a) On or before 120 days after the Closing Date, Seller shall prepare and deliver to Buyer a revised Statement ("Final ------
         Settlement Statement") setting forth the actual Purchase Price Allocations and Adjustments. Each Party shall provide the other such data and information as may be reasonably requested to permit Seller to prepare the Final Settlement Statement or to permit Buyer to perform or cause to be performed an audit of the Final Settlement Statement. The Final Settlement Statement shall become final and binding upon the parties on the thirtieth (30th) day following receipt thereof by Buyer (the "Final Settlement Date") unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the dollar amount and the nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the dispute evidenced by the Notice of Disagreement by mutual agreement, or otherwise in accordance with
         Section 4.13.

             (b) If the amount of the adjusted Purchase Price as set forth on the Final Settlement Statement exceeds the amount of the estimated Purchase Price paid at the Closing, then Buyer shall pay in immediately available funds to Seller the amount by which the Purchase Price as set forth on the Final Settlement Statement exceeds the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date. If the amount of the adjusted Purchase Price as set forth on the Final Settlement Statement is less than the amount of the estimated Purchase Price paid at the Closing, then Seller shall pay in immediately available funds to Buyer the amount by which the Purchase Price as set forth on the Final Settlement Statement is less than the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date.

             (c) Pursuant to Section 10.02(b), the Purchase Price is to be reduced by the value of Hydrocarbons produced during the period from the Effective Time to the Closing Date. If Buyer shall receive any revenues attributable to such Hydrocarbons for any reason for which Buyer has received a reduction in the Purchase Price pursuant to this
         Section 10.04(c), Buyer shall promptly remit same in immediately available funds to Seller. Likewise, if Seller shall for any reason receive any of the proceeds of sale of Hydrocarbons produced and saved from the Subject Interests and attributable to the period from and after the Closing Date or any other revenues attributable to the ownership or operation of the Assets from and after the Effective Time, Seller shall promptly remit same in immediately available funds to Buyer.

             (d) Except as otherwise provided in this Agreement, any costs and expenses, including Taxes (other than income taxes) relating to the Assets which are not reflected in the Final Settlement Statement shall be treated as follows:

                 (i) All costs  and  expenses  relating  to the  Assets  for the period of time prior to the Effective Time shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer in immediately available funds for and indemnify, defend, and hold Buyer harmless from and against the same; and

                 (ii) All costs and  expenses  relating  to the Assets for which
             Buyer is responsible (being those incurred on or after the Effective Time) shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller in immediately available funds for and indemnify, defend and hold Seller harmless from and against the same.

             (e) Purchase Price adjustments, if any, with respect to Title Defects or Environmental Defects the cure or correction of which or a dispute with respect to the same remains pending on the Final Settlement Date shall be made on a date mutually agreed by the Parties, both acting reasonably.

Section 10.05 Transfer Taxes. All sales, use, documentary, recording, stamp, transfer and other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies, assessments, fees or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Buyer. The Parties will reasonably cooperate to eliminate or reduce the assessment of sales or use taxes to the extent permitted by applicable Law. If Seller (not Buyer) is required by applicable Law to appeal or protest the assessment of sales or use taxes, Seller shall protest the assessment of those taxes if Buyer requests Seller in writing to make such appeal or protest, and, in such event, Buyer will reimburse Seller all out-of-pocket expenses authorized by Buyer and incurred by Seller in connection with such appeal or protest.

Section 10.06 Ad Valorem and Similar Taxes. All ad valorem, property, production, severance and similar Taxes attributable to any period prior to the Effective Time will be paid by the Seller. All ad valorem, property, production, severance and similar Taxes attributable to any period on or after the Effective Time shall be paid by Buyer. Notwithstanding anything to the contrary set forth in this Agreement, for all purposes of this Agreement, Taxes based on or measured by production of Hydrocarbons or the value thereof shall be deemed attributable to the period during which such production occurred regardless of the year when such Taxes are assessed. Seller shall provide written evidence to Buyer that it has paid all Taxes for periods prior to the Effective Time that are payable after the Effective Time including ad valorem Taxes in the state of Colorado and production Taxes in the state of Wyoming payable in 2009 provided such Taxes are based on production occurring prior to the Effective Time.

Section 10.07 Actions of Seller at the Closing. At the Closing, Seller shall:

             (a) execute, acknowledge and deliver to Buyer the Assignment in the form of Exhibit E, effective as of the Effective Time, and such other conveyances, assignments, transfers, bills of sale and other instruments (in form and substance mutually agreed upon by Buyer and Seller) as may be necessary or desirable to convey the Assets to Buyer;

             (b) execute, acknowledge and deliver to Buyer such letters in lieu of transfer or division orders as may be reasonably requested by Buyer no less than five (5) business days prior to the Closing Date directing all purchasers of production from the Subject Interests to make payment of proceeds attributable to such production to Buyer from and after the later of the Closing Date or the date operations and accounting functions are transferred to Buyer;

             (c) deliver to Buyer possession of the Assets (excluding the Records);

             (d) execute and deliver to Buyer an affidavit attesting to its non-foreign status;

             (e) execute and deliver the Seismic License in form and substance reasonably satisfactory to Buyer;

             (f) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby; and

             (g) execute and deliver any documents or instruments required by any Governmental Authority in order to transfer the operatorship of the Assets being operated by Seller to Buyer.

Section 10.08 Actions of Buyer at the Closing. At the Closing, Buyer shall:

             (a) pay the Purchase Price (as adjusted pursuant to the provisions hereof) in immediately available funds pursuant to wire transfer instructions to be provided by Seller to Buyer;

             (b) take possession of the Assets; and

             (c) execute, acknowledge and deliver the Assignment and any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 10.09 Recordation; Further Assurances.

             (a) Promptly following the Closing, Buyer shall cause the documents identified in Section 9.04 and Section 10.07(a) to be recorded or filed in the appropriate real property and other applicable records, in the order reasonably agreed upon by the Parties, and Buyer shall promptly provide Seller copies of all such recorded or filed instruments.

             (b) Subject to such additional period of time that Seller reasonably requires to use the Records in the conduct of operations after Closing, Seller shall make the Records available to be picked up by Buyer at the offices of Seller during normal business hours within thirty (30) days after the Closing, to the extent the Records are in the possession of Seller and are not subject to contractual restrictions on transferability. Seller shall have the right at its sole expense to make and retain copies of any of the Records.

             (c) After the Closing Date, each Party, at the request of the other Party and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to Buyer and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets to be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets be made by the proper Party hereunder.

                                   ARTICLE 11

                                   TERMINATION

Section 11.01 Right of Termination. This Agreement may be terminated at any time at or prior to the Closing:

             (a) by mutual written consent of the Parties;

             (b) by Seller on the Closing  Date if the  conditions  set forth in
         Article 8 have not been satisfied in all material respects by Buyer or waived by Seller in writing by the Closing Date;

             (c) by Buyer on the  Closing  Date if the  conditions  set forth in
         Article 9 have not been satisfied in all material respects by --------- Seller or waived by Buyer in writing by the Closing Date;

             (d) by either Buyer or St. Mary if the Closing shall not have occurred by February 15, 2008;

             (e) by either Buyer or St. Mary if any Governmental Authority shall have issued a final and non-appealable order, judgment or decree or taken any other final and non-appealable action challenging, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

             (f) by either Buyer or St. Mary if (i) the aggregate amount of the Title Defect Values with respect to all Title Defects asserted by Buyer reasonably and in good faith (net of the aggregate amount of the Purchase Price Adjustments for all Title Benefits) plus (ii) the aggregate amount of the Environmental Defect Values with respect to all Environmental Defects asserted by Buyer reasonably and in good faith plus (iii) the aggregate amount of all Casualty Losses exceeds twenty percent (20%) of the unadjusted Purchase Price;



             (g) by either Buyer or St. Mary if between execution of this Agreement and Closing, an event should occur having a Material Adverse Effect on the ownership, operation or value of the Assets; or

             (h) as otherwise provided herein.

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c), or (d) above if such Party is at such time in Breach of any provision of this Agreement, or such Party instigates a proceeding of the nature described in Section 8.03 or Section 9.03.

Section 11.02 Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to
Section 11.01, then except as set forth in Section 2.02, this Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement; provided, that, nothing herein shall relieve any Party from any liability for any Breach hereof or any liability that has accrued prior to the date of such termination, which liability, and the applicable terms and provisions of this Agreement, shall survive such termination.

Section 11.03 Attorneys' Fees, Etc. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled.

                                   ARTICLE 12

                         ASSUMPTION AND INDEMNIFICATION

Section 12.01 Buyer's Obligations after Closing. Upon and after Closing, except to the extent reflected in an upward Purchase Price Allocations and Adjustments, Buyer will assume and perform all the obligations, liabilities and duties relating or with respect to the ownership and/or operation of the Assets that are attributable to periods on or after the Effective Time, together with the Plugging and Abandonment Obligations, the Environmental Obligations, and all other obligations assumed by Buyer under this Agreement (collectively, the "Assumed Obligations"). Without limiting the generality of the foregoing, the Assumed Obligations shall also specifically include:

             (a) Responsibility for the performance of all express and implied obligations under the instruments described in Exhibit A, together with all other instruments in the chain of title to such Assets, the Leases, the Contracts, the Surface Agreements, the Permits and all other orders, contracts and agreements to which the Assets are subject, including the payment of royalties and overriding royalties, in each case to the extent attributable to the periods on or after the Effective Time;

             (b) Responsibility for payment of all amounts held in suspense accounts by Seller as of the Closing Date, and for which the Purchase Price is adjusted pursuant to Section 10.02(b), without regard to whether such suspense amounts relate to periods before or after the Effective Time. Seller covenants and agrees to provide to Buyer with the Records, the owner name, number and tax identification number (if known by Seller), the reason such amounts are in suspense, the amount of suspense funds for each such owner making up the total of such funds, and all other information with respect thereto required to be provided to the owner or to the state under the laws, rules and regulations of the affected jurisdiction. To the extent practicable, Seller shall provide such information in the electronic or computer sensible form maintained by Seller. Seller shall remain responsible for the payment of any statutory interest and penalties which may have accrued prior to the Effective Time with respect to such suspense amounts, whether payable to the interest owner or to any state agency in connection with unclaimed property laws, to the extent such interest and penalties are not included in the amount deducted from the Purchase Price pursuant to Section 10.02(b);

             (c) Responsibility for compliance with all Laws now or hereafter in effect pertaining to the Assets, and the procurement and maintenance of all permits, consents and authorizations of or required by Governmental Authorities in connection with the Assets, attributable to periods on or after the Effective Time; and

             (d) Responsibility for all obligations with respect to Production Imbalances attributable to the Assets, whether attributable to periods before or after the Effective Time.

Section 12.02 Seller's Obligations after Closing. After Closing, each Party comprising Seller will severally, and not jointly, retain responsibility for (a) the payment of all operating expenses and capital expenditures related to the Assets and attributable to Seller's ownership and/or operation of the Assets prior to the Effective Time, but not including the AFEs set forth in Schedule 5.08, (b) severance, ad valorem, production, property, personal property and similar Taxes measured by the value of the Assets or measured by the production of Hydrocarbons attributable to all periods from and after the effective date of Seller's ownership of the Assets and prior to the Effective Time, (c) the payment of all broker's and finder's fees in connection with the transactions contemplated by this Agreement, (d) the obligations, liabilities and duties of Seller relating or with respect to the ownership and/or operation of the Assets that are attributable to periods prior to the Effective Time other than the Plugging and Abandonment Obligations and the Environmental Obligations, and (e) Seller's proportionate share of any third party Claims with respect to payments of lease royalties in respect of the Leases during Seller's period of ownership of such Leases (collectively the "Retained Obligations").

Section 12.03 Plugging and Abandonment Obligations.

             (a) Buyer's Obligations. Provided Closing occurs and to the extent not otherwise addressed by the express provisions of this Agreement, Buyer assumes full responsibility and liability for the following plugging and abandonment obligations related to the Assets (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Assets before or after the Effective Time:

                 (i) The necessary and proper plugging, replugging and abandonment of all wells on the Assets, whether plugged and abandoned before or after the Effective Time in compliance with applicable Laws and the terms of the Leases;

                 (ii) The necessary and proper decommissioning, removal, abandonment, and disposal of all structures, pipelines, facilities, equipment, abandoned Assets, junk and other personal property located on or comprising any part of the Assets in compliance with applicable Laws and the terms of the Leases;

                 (iii) The  necessary  and  proper  capping  and  burying of all associated flow lines located on or comprising any part of the Assets, to the extent required by applicable Laws, the Leases, the Contracts, or other agreements;

                 (iv) The necessary and proper  restoration of the Assets,  both surface and subsurface, in compliance with any applicable Laws, the Leases, the Surface Agreements, the Contracts, or any other applicable agreements;

                 (v) To the extent not  addressed by operation of Article 4, any necessary clean-up or disposal of any part of the Assets contaminated by NORM, asbestos containing materials, lead based paint or any other substances or materials considered to be hazardous under Laws, including Environmental Laws, and Laws relating to the protection of natural resources;

                 (vi) All obligations arising from contractual  requirements and demands made by Governmental Authorities or parties claiming a vested interest in any part of the Assets; and

                 (vii) Obtaining and maintaining all bonds and securities, including supplemental or additional bonds or other securities, that may be required by contract or by Governmental Authorities.

             (b) Standard of Operations. Buyer shall conduct all Plugging and Abandonment Obligations and all other operations with respect to the Assets in a good and workmanlike manner and in compliance with all Laws, including Environmental Laws and Laws (now or hereafter in effect) relating to the protection of natural resources.

Section 12.04 Environmental Obligations. Provided Closing occurs and to the extent not otherwise addressed by the express provisions of this Agreement, Buyer assumes full responsibility and liability for the following occurrences, events, conditions and activities on, or related to, or attributable to Seller's ownership or operation of the Assets (the "Environmental Obligations") regardless of whether arising from Seller's ownership or operation of, or relating to, the Assets before or after the Effective Time, and regardless of whether resulting from any acts or omissions of Seller or its Representatives (INCLUDING THOSE ARISING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (BUT NOT

GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER'S REPRESENTATIVES) or the condition, including the environmental condition of the Assets when acquired:

             (a) Environmental pollution or contamination, including pollution or contamination of the soil, groundwater or air by Hydrocarbons, drilling fluid and other chemicals, brine, produced water, NORM, asbestos containing materials, lead based paint, mercury or any other substance, and any other violation of Environmental Laws or Laws now or hereafter in effect relating to the protection of natural resources;

             (b) Underground injection activities and waste disposal;

             (c) Clean-up responses, and the cost of remediation, control, assessment or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds, lagoons or storage tanks;

             (d)  Failure  to  comply   with   applicable   land  use,   surface
         disturbance, licensing or notification requirements;

             (e) Disposal on the Assets of any hazardous substances, wastes, materials and products generated by or used in connection with the ownership, development, operation or abandonment of any part of the Assets; and

             (f) Non-compliance with Environmental Laws (now or hereafter in effect).

Section 12.05 Definition of Claims. Except as expressly provided in Section 4.09(a)(ix) and Section 7.03(a) that specifically operate to include Buyer, the term "Claims" means any and all direct or indirect, demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes, penalties, fines, obligations, responsibilities, liabilities, payments, charges, losses, costs, and expenses (including costs and expenses of operating the Assets) of any kind or character asserted by a third party (whether or not asserted prior to Closing, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or other legal theory), including penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any Claim, and all amounts paid in settlement of Claims. Without limiting the generality of the foregoing, the term "Claims" specifically includes any and all Claims arising from, attributable to or incurred in connection with any (a) breach of contract,
(b) loss or damage to property, injury to or death of persons, and other tortuous injury and (c) violations of applicable Laws, including Laws relating to the protection of natural resources, Environmental Laws (each as now or hereafter in effect) and any other legal right or duty actionable at law or equity.

Section 12.06 Application of Indemnities.

             (a) All indemnities set forth in this Agreement extend to the officers, directors, partners, managers, members, shareholders, agents, contractors, employees and affiliates of the indemnified party ("Representatives").

             (b) UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY AND RELEASE, AND WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY, REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS REPRESENTATIVES) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF OR IN CONNECTION WITH THE CONDITION OF THE ASSETS OR THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE (BUT NOT SECURITIES FRAUD CLAIMS THAT REQUIRE SCIENTER OR KNOWLEDGE AS ONE ELEMENT OF THE CAUSE OF ACTION, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD BY THE INDEMNIFIED PARTY), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE INDEMNIFIED PARTY OR ANY OF ITS REPRESENTATIVES.

             (c) NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY, RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY FROM AND WAIVES, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY EXCEPT THAT IF THE DISPUTE BETWEEN SELLER AND BUYER IS BASED ON A FAILURE OF THE TRANSACTION CONTEMPLATED HEREBY TO CLOSE, THE SOLE AND EXCLUSIVE REMEDIES SHALL BE THOSE PROVIDED FOR IN SECTION 2.02. BUYER AND SELLER WAIVE, AND RELEASE EACH OTHER FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, AFFILIATES OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS AGREEMENT SHALL NOT BE WAIVED. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT IS CONSPICUOUS.

             (d) The indemnities of the indemnifying Party in this Agreement do not cover or include any amounts that the indemnified party may legally recoup from other third party owners under applicable joint operating agreements or other agreements, and for which the indemnified party is reimbursed by any third party. The indemnifying Party will pay all costs incurred by the indemnified party in obtaining reimbursement from third parties. There will be no upward or downward adjustment in the Purchase Price as a result of any matter for which Buyer or Seller is indemnified under this Agreement.

Section 12.07 Buyer's Indemnity. Buyer shall release and indemnify, defend and hold Seller and its Representatives harmless from and against any and all Claims caused by, resulting from or incidental to the Assumed Obligations, and any Claims caused by, resulting from or attributable to (a) any inaccuracy of any representation or warranty of Buyer set forth in this Agreement, or (b) any Breach of, or failure to perform or satisfy any of the covenants and obligations of Buyer hereunder.

Section 12.08 Seller's Indemnity. Subject to Section 12.10, Seller shall release and indemnify, defend and hold Buyer and its Representatives harmless from and against any and all Claims caused by, resulting from or incidental to the Retained Obligations, and any Claims caused by or resulting from or attributable to (a) the Breach of any representation or warranty of Seller set forth in
Section 5.04 of this Agreement, and (b) any Breach of, or failure to perform or satisfy, any of the covenants and obligations of Seller hereunder.

Section 12.09 Notices and Defense of Indemnified Claims. Each Party shall immediately notify the other Party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other Party under this
Agreement. The indemnifying Party shall be obligated to defend, at the indemnifying Party's sole expense, any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any Claim for which the indemnifying Party has agreed to release and indemnify and hold the indemnified Party harmless under this Agreement; provided, however, that the failure to give such notice shall not relieve the indemnifying Party from its obligations unless such failure to give notice actually prejudices the indemnifying Party and so long as the notice is given within the period set forth in Section 12.10. The indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such Claim at its own expense.

Section 12.10  Survival.  Except as  specifically  provided in Section 12.07 and
Section 12.08, the representations, warranties, covenants and agreements of the Parties set forth herein shall not survive the Closing, and the consummation of the transactions contemplated hereby, and Buyer and Seller each covenant not to sue the other based upon any alleged Breach of any such representations or warranties that do not survive the Closing. The indemnity of Seller as provided in Section 12.08 shall survive only for a period of twenty-four (24) months after the Closing. Notwithstanding anything to the contrary, Buyer shall not be entitled to make, and hereby waives the right to assert, any claim for indemnity pursuant to the provisions of this Article 12 against Seller unless Buyer seeks indemnification for such claim by a written notice received by Seller on or before the date that is twenty-four (24) months after the Closing Date (the "Expiration Date"). Anything in this Agreement to the contrary notwithstanding, after the Expiration Date, all of the Retained Liabilities and all of Seller's other liabilities and obligations with respect to the Assets (and all Claims with respect thereto) shall be deemed and constitute Assumed Obligations except to the extent of any Claims of which Buyer notifies Seller on or before the Expiration Date in accordance with this Agreement.

Section 12.11 Exclusive Remedy. The terms and provisions of this Article 12 and those provided in Article 2, Article 4, Article 7, Article 8, Article 9, Article 10, and Article 11 shall be the sole and exclusive remedy of each of the Parties indemnified hereunder with respect to the representations, warranties, covenants and agreements of the Parties set forth in this Agreement and the other documents executed and delivered hereunder; provided, however, that the terms of this Section 12.11 shall not be applicable to the extent that a Party has committed fraud, securities fraud (where one of the elements of the cause of action is scienter or knowledge), willful misconduct, or gross negligence.

Section 12.12 Defenses and Counterclaims. Each Party that is required to assume any obligation or liability of the other Party pursuant to this Agreement or that is required to release and defend, indemnify or hold the other Party harmless hereunder shall, notwithstanding any other provision hereof to the contrary, be entitled to the use and benefit of all defenses (legal and equitable) and counterclaims of such other Party in defense of third party Claims arising out of any such assumption or indemnification.

Section 12.13 Anti-Indemnity Statute. Buyer and Seller agree that with respect to any statutory limitations now or hereafter in effect affecting the validity or enforceability of the indemnities provided for in this Agreement, such indemnities shall be deemed amended in order to comply with such limitations. This provision concerning statutory limitations shall not apply to indemnities for all liabilities of the indemnifying Party which are covered by such Party's insurance.

                                   ARTICLE 13

                   DISCLAIMERS; CASUALTY LOSS AND CONDEMNATION

Section 13.01 Disclaimers of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, at common law or statutory. BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, INFORMATION IN RESPECT OF PRODUCTION IMBALANCES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OR
SIGNIFICANCE OF ANY INFORMATION, DATA, GEOLOGICAL AND GEOPHYSICAL DATA (INCLUDING ANY INTERPRETATIONS OR DERIVATIVES BASED THEREON) OR OTHER MATERIALS (WRITTEN OR ORAL) CONSTITUTING PART OF THE ASSETS, NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, (c) THE CONDITION, INCLUDING, THE ENVIRONMENTAL CONDITION OF THE ASSETS AND (d) THE COMPLIANCE OF SELLER'S PAST PRACTICES WITH THE TERMS AND PROVISIONS OF ANY AGREEMENT IDENTIFIED IN EXHIBIT A, OR ANY SURFACE AGREEMENT, PERMIT OR CONTRACT OR APPLICABLE LAWS, INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE 5. NOTWITHSTANDING ANYTHING TO

THE CONTRARY IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, BUILDINGS, OFFICES, TRAILERS, ROLLING STOCK, VEHICLES, AND GEOLOGICAL AND GEOPHYSICAL DATA (INCLUDING ANY INTERPRETATIONS OR DERIVATIVES BASED THEREON) CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A
PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY IMPLIED OR EXPRESS WARRANTY THAT ANY DATA TRANSFERRED PURSUANT HERETO IS NONINFRINGING, (v) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (vi) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vii) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAWS, AND (viii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, OR LAWS RELATING TO THE PROTECTION OF THE ENVIRONMENT, HEALTH, SAFETY OR NATURAL RESOURCES OR RELATING TO THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, INCLUDING ASBESTOS CONTAINING MATERIAL, LEAD BASED PAINT OR MERCURY AND ANY OTHER HAZARDOUS SUBSTANCES OR WASTES, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE ASSETS, INCLUDING ALL PERSONAL PROPERTY, EQUIPMENT, FACILITIES, INVENTORY, MACHINERY, FIXTURES, BUILDINGS, OFFICES, TRAILERS, VEHICLES AND ROLLING STOCK INCLUDED IN THE ASSETS, SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT THE SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER WILL MAKE, OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH ASSETS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, HEALTH, SAFETY OR THE ENVIRONMENT) TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR ALL PURPOSES.

Section 13.02 NORM. BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL ("NORM"). SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT AND OTHER ASSETS. THE ASSETS SUBJECT TO THIS AGREEMENT MAY HAVE
LEVELS OF NORM ABOVE BACKGROUND LEVELS, AND A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THE ASSETS BY REASON THEREOF. THEREFORE, BUYER MAY NEED TO AND SHALL FOLLOW SAFETY PROCEDURES WHEN HANDLING THE EQUIPMENT AND OTHER ASSETS.

Section 13.03 Casualty Loss; Condemnation.

             (a) Except as otherwise provided in this Agreement, Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Assets from and after the Effective Time, including with respect to the depletion of Hydrocarbons, the watering-out of any well, the collapse of casing, sand infiltration of wells, and the depreciation of personal property.

             (b) Prior to the Closing, there shall not have been a material adverse change in the Assets taken as a whole caused by an event of casualty (a "Casualty"), including but not limited to, volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation, seizure, but excepting depletion due to normal production and depreciation or failure of equipment or casing.

             (c) If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets in excess of fifteen percent (15%) of the Purchase Price ("Casualty Loss"), Buyer or Seller may elect to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at Buyer's sole option, (i) Seller shall retain such Asset subject to such Casualty and such Asset shall be the subject of an adjustment to the Purchase Price in the same manner set forth in Section 4.03 hereof, or
         (ii) at the Closing, Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, provided, however, that the Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss.

             (d) For purpose of determining the value of a Casualty Loss, the Parties shall use the same methodology as applied in determining the value of a Title Defect as set forth in Section 4.03(a).

                                   ARTICLE 14

                                  MISCELLANEOUS

Section 14.01 Names. As soon as reasonably possible after the Closing, but in no event later than 45 days after the Closing, Buyer shall remove the names of Seller and its affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate Governmental Authorities to place the title or other indicia or responsibility of ownership, including operation of the Assets, in a name other than the name of the Seller or any of its affiliates, or any variations thereof.

Section 14.02 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for any such expenses from the other Party.

Section 14.03 Document Retention. As used in this Section 14.03, the term "Documents" shall mean all files, documents, books, records and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement (other than those that Seller has retained either the original or a copy of), including financial and tax accounting records; land, title and division order files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. Buyer shall retain and preserve the Documents for a period of no less than seven (7) years following the Closing Date (or for such longer period as may be required by Laws of any Governmental Authority), and shall allow Seller or its representatives to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. Seller shall have the right during such period to make copies of any of the Documents at its expense.

Section 14.04 Entire Agreement. This Agreement, the documents to be executed and delivered hereunder, and the Exhibits, Schedules and Appendices attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof; provided, however, that this Agreement does not supersede that certain Confidentiality Agreement dated October 15, 2007, by and between the St. Mary and Buyer, which agreement shall not survive the Closing. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by each of the Parties and specifically referencing this Agreement.

Section 14.05 Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.06 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 14.07 No Third Party Beneficiaries. Except as provided in Section 12.06(a), nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a third party beneficiary contract.

Section 14.08 Assignment. Except as provided in Section 2.04, neither Party may assign or delegate any of its rights or duties hereunder to any individual or entity other than an affiliate of such Party without the prior written consent of the other Party and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives. Notwithstanding any assignment to an affiliate, Buyer shall nevertheless remain liable to Seller in accordance with the terms of this Agreement.

Section 14.09 Governing Law; Venue. This Agreement, the other documents delivered pursuant hereto, and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Colorado. Any litigation arising out of this Agreement shall be brought before the Federal courts sitting in the City and County of Denver, Colorado, and the Parties irrevocably waive any right to choose or request any other venue.

Section 14.10 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder (including notices of Title Defects and Environmental Defects) shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight delivery service, electronically, or facsimile to the addresses of Seller and Buyer set forth below. Any such notice shall be effective and deemed given only upon receipt.

                 Seller: ST. MARY LAND & EXPLORATION COMPANY 1776 Lincoln Street, Suite 770 Denver, CO 80203
                                       Attention:  Jerry Hertzler
                                       Fax No.:  303-861-0934
                                       Tel. No.:  303-863-4348
                                       Email: jhertzler@stmaryland.com
                                              ------------------------

                      With copy to:    ST. MARY LAND & EXPLORATION COMPANY
                                       1776 Lincoln Street, Suite 770
                                       Denver, CO 80203
                                       Attention:  Milam Randolph Pharo
                                       Fax No.:  303-861-0934
                                       Tel. No.:  303-863-4313
                                       Email: rpharo@stmaryland.com
                                              ---------------------

                 Buyer:                ABRAXAS OPERATING, LLC
                                       500 North Loop 1604 East
                                       Suite 100
                                       San Antonio, TX 78232
                                       Attention:  Barbara M. Stuckey
                                       Fax No.:  210-490-8816
                                       Tel. No.:  210-490-4788
                                       Email: bstuckey@abraxaspetroleum.com
                                              -----------------------------

                      With copy to:    JACKSON WALKER L.L.P.
                                       112 East Pecan Street
                                       Suite 2400
                                       San Antonio, TX 78205
                                       Attention:  Steven R. Jacobs
                                       Fax No.:  210-978-7790
                                       Tel. No.:  210-978-7727
                                       Email: sjacobs@jw.com
                                              --------------

Either Party may, by written notice so delivered to the other Party, change its address for notice purposes hereunder.

Section 14.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 14.12 Interpretation. This Agreement shall be deemed and considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any one Party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply:

             (a) A defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

             (b) If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any Exhibit or Schedule hereto, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any Assignment or other transaction documents attached to this Agreement as an Exhibit and the provisions of any Assignment and other transaction documents actually executed by the parties, the provisions of the executed Assignment and other executed transaction documents shall take precedence.

             (c)   Schedules   and  Exhibits   referred  to  herein  are  hereby
         incorporated and made a part of this Agreement for all purposes by such reference.

             (d) The omission of certain provisions of this Agreement from the Assignment does not constitute a conflict or inconsistency between this Agreement and the Assignment, and will not effect a merger of the omitted provisions. To the fullest extent permitted by Laws, all provisions of this Agreement are hereby deemed incorporated into the Assignment by reference.

             (e) The words "includes" and "including" and their derivatives means "includes, but not limited to" or "including, but not limited to," and corresponding derivative meanings.

             (f) The Article, Section, Exhibit and Schedules references in this Agreement refer to the Articles, Sections, Exhibits and Schedules of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

             (g) The terms "knowledge" or "knowingly," whether or not capitalized, shall mean the actual knowledge of a Party's employees who, as of Closing are in a supervisory capacity responsible for the ownership and operation of the Assets and any material facts relating thereto, after a due and diligent inquiry.

             (h) The adjective, "material", whether or not capitalized, shall mean a situation, circumstance, consequence or concept whose relevance to the transactions contemplated by this Agreement as a whole is of significance, and would not be considered a small or insignificant deviation from the terms of this Agreement.

             (i) The term "Material Adverse Effect" shall mean any defect, condition, change or effect (other than with respect to which an adjustment to the Purchase Price has been made) that when taken together with all other such defects, conditions, changes and effects significantly diminishes the value, use, operations or development of the Assets, taken as a whole. Notwithstanding the foregoing, the following shall not be considered in determining whether a Material Adverse Effect has occurred:

                 (i) Fluctuations in commodity prices;

                 (ii) Changes in Laws or Environmental Laws; or

                 (iii) Changes in the oil and gas industry that do not have a disproportionate impact on the ownership and operation of the Assets.

             (j) "Breach" shall mean any breach of, or any falsity or inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other contract, agreement or instrument contemplated by this Agreement or any event which with the passing of time or the giving or notice, of both, would constitute such a breach, inaccuracy, or failure; provided that to constitute a Breach, such breach, inaccuracy, or failure must be material to the subject matter regarding which the Breach is asserted.

             (k) "Tax" means all taxes and any other assessments, duties, fees, levies or other charges imposed by a Governmental Authority based on or measured by the value of the Assets ,the production of Hydrocarbons ,the receipt of proceeds with respect to such Assets or Hydrocarbons or otherwise related in any manner or attributable to the Assets or the production of Hydrocarbons including any production tax, windfall profits tax, severance tax, personal property tax, real property tax or ad valorem tax, together with any interest, fine or penalty thereon, or addition thereto.

             (l) The plural shall be deemed to include the singular, and vice versa.

Section 14.13 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

Section 14.14 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original. In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]